SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No. )

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Computer Sciences Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Computer Sciences Corporation

Notice of 2011 Annual Meeting of Stockholders

     The 2011 Annual Meeting of Stockholders will be held on Monday, August 8, 2011, at 10:00 a.m. Eastern Time, at the headquarters of the Company, 3170 Fairview Park Drive, Falls Church, Virginia 22042. The purpose of the meeting is to vote on:
  the election of the ten director-nominees named in the attached proxy statement;

  the approval, by non-binding vote, of the Company’s executive compensation;

  the recommendation, by non-binding vote, of the frequency of holding future votes on executive compensation;

  the approval of the 2011 Omnibus Incentive Plan;

  the ratification of the appointment of independent auditors; and

  such other business as may properly come before the meeting.
     Only stockholders of record at the close of business on June 13, 2011, will be entitled to vote at the meeting and any postponements or adjournments thereof.

     Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this proxy statement and vote as soon as possible. Information on how to vote is contained in this proxy statement. In addition, voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

William L. Deckelman, Jr. Vice President, General Counsel and Secretary

Falls Church, Virginia June 24, 2011

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
HOW DO I VOTE?	6

CORPORATE GOVERNANCE	7
Corporate Governance Guidelines	7
Board Leadership Structure	8
Director Independence	8
Oversight of Risk Management	9
Compensation and Risk	9
Equity Ownership Guidelines	10
Talent Management and Succession Planning	10
Oversight of Related Party Transactions	10
Code of Ethics and Standards of Conduct	11
Board Diversity	11
Mandatory Retirement of Directors	11
Resignation of Employee Directors	11
Communicating with the Board or the Lead Director	11

BOARD STRUCTURE AND COMMITTEE COMPOSITION	12

DIRECTOR COMPENSATION	14

PROPOSAL 1. ELECTION OF DIRECTORS	16
Director Nomination Process	16
2011 Director Nominees	16
Summary of Director Qualifications and Experience	21
Certain Litigation	21

STOCK OWNERSHIP	24

AUDIT COMMITTEE REPORT	26

EXECUTIVE COMPENSATION	26
Compensation Committee Report	26
Compensation Discussion and Analysis	26
Executive Summary	27
Elements of Compensation	29
Fiscal 2011 Direct Compensation	29
Other Executive Compensation	35
Compensation Framework	37
Additional Compensation Policies	39
Summary Compensation Table	41
Summary of CEO Compensation Realized in Fiscal 2011	43
Grants of Plan-Based Awards	45
Outstanding Equity Awards at Fiscal Year-End	46
Option Exercises and Stock Vested	48
Pension Benefits	49
Fiscal Year 2011 Nonqualified Deferred Compensation	51
Potential Payments Upon Change in Control and Termination of Employment	51

PROPOSAL 2. ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION	57
Vote Required and Recommendation of the Board of Directors	58

PROPOSAL 3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION	59

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PROPOSAL 4. APPROVAL OF 2011 OMNIBUS INCENTIVE PLAN	59
Summary of the 2011 Plan	59
Material Federal Income Tax Consequences of Awards Under the 2011 Incentive Plan	62
Benefits Granted Under the 2011 Incentive Plan	64
Other Information	65
Vote Required	65

PROPOSAL 5. RATIFICATION OF INDEPENDENT AUDITORS	66
Fees	66
Pre-Approval Policy	66
Vote Required	66

ADDITIONAL INFORMATION	67
Section 16(a) Beneficial Ownership Reporting Compliance	67
Business for 2012 Annual Meeting	67
Householding; Availability of 2011 Annual Report and Proxy Statement	68

APPENDIX A. INDEPENDENCE STANDARDS	A-1

APPENDIX B. 2011 OMNIBUS INCENTIVE PLAN	B-1

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Computer Sciences Corporation
3170 Fairview Park Drive
Falls Church, Virginia 22042
(703) 876-1000

June 24, 2011
__________________

PROXY STATEMENT
__________________

     We are providing these proxy materials in connection with the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Computer Sciences Corporation (“CSC” or the “Company” and sometimes referred to with the pronouns “we”, “us” and “our”). The Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction card and our 2011 Annual Report to Stockholders, which includes our 2011 Annual Report on Form 10-K, were first made available to stockholders on or about June 24, 2011. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

     We are delivering proxy materials for the Annual Meeting under the United States Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this proxy statement and our 2011 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. More information about Notice and Access is set forth below.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

     The Board of Directors of CSC (sometimes referred to herein as the “Board”) is soliciting your vote at the 2011 Annual Meeting.

When will the meeting take place?

     The Annual Meeting will be held on Monday, August 8, 2011 at 10:00 a.m., Eastern Time, at the headquarters of the Company, 3170 Fairview Park Drive, Falls Church, Virginia 22042.

What is the purpose of the Annual Meeting?

     You will be voting on:
  the election of each of the ten nominees as directors of CSC;

  the approval, by non-binding vote, of the Company’s executive compensation;

  the recommendation, by non-binding vote, of the frequency of future executive compensation votes;

  the approval of the 2011 Omnibus Incentive Plan;

  the ratification of the selection of Deloitte & Touche LLP as our auditors for the fiscal year ending March 30, 2012 (“Fiscal 2012”); and

  any other business that may properly come before the meeting.
What are the Board of Directors’ recommendations?

     The Board recommends a vote:
  for the election of each of the ten nominees for director;

  for the approval of the Company’s executive compensation;

  for the recommendation of an annual advisory vote on the Company’s executive compensation;

  for the approval of the 2011 Omnibus Incentive Plan;

  for the ratification of the selection of Deloitte & Touche LLP as our auditors for Fiscal 2012; and

  for or against other matters that come before the Annual Meeting, as the proxy holders deem advisable.
Who is entitled to vote at the Annual Meeting?

     The Board of Directors set June 13, 2011 as the record date for the Annual Meeting (the “record date”). All stockholders who owned CSC common stock at the close of business on June 13, 2011 may attend and vote at the Annual Meeting and any postponements or adjournments thereof.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

     Under the “Notice and Access” rules of the United States Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this proxy statement and our 2011 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?

     No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by (i) Internet, (ii) telephone, (iii) requesting and returning a paper proxy card or voting instruction card, or (iv) submitting a ballot in person at the meeting.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

     If you previously elected to access proxy materials over the Internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

     If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. See http://www.icsdelivery.com/csc to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.

How many votes do I have?

     You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

     Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

     Stockholder of Record. If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically or by telephone or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

     Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

How many votes must be present to hold the Annual Meeting?

     A majority of our issued and outstanding shares entitled to vote at the Annual Meeting as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

     As of the record date there were 154,954,273 shares of CSC common stock outstanding.

How many votes are required to elect directors and adopt the other proposals?

     Proposal 1 – Election of Directors. Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the Annual Meeting (the number of “FOR” votes must exceed the number of “AGAINST” votes). Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” any nominee; therefore, they will have no effect on the outcome of the vote on this proposal. In accordance with the Company’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the stockholder vote, the Nominating/Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director that did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.

     Proposal 2 – Advisory Vote on Executive Compensation. This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR or “AGAINST”) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

     Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. For this proposal, which is non-binding, you may choose to express a preference for holding future advisory votes on executive compensation every year, every two years or every three years. Abstentions and, if applicable, broker non-votes will not be counted as expressing any preference. The frequency option that receives the most affirmative votes of all the votes cast on Proposal 3 is the option that will be deemed the recommendation of the stockholders.

     Proposal 4 – Approval of 2011 Omnibus Incentive Plan. This proposal requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR or “AGAINST”) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

     Proposal 5 – Ratification of Independent Auditors. This proposal requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR or “AGAINST”) to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

What if I don’t give specific voting instructions?

     Stockholders of Record. If you are a stockholder of record and you:
  Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

  Return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

     Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the Annual Meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved. Thus, broker non-votes will not affect the outcome of the election of directors, approval of the Company’s executive compensation, recommendation of frequency of executive compensation votes, the approval of the 2011 Omnibus Incentive Plan or the ratification of the appointment of independent auditors.

     Your broker will vote your street name shares at the Annual Meeting with respect to (i) the election of directors, (ii) approval of the Company’s executive compensation, (iii) recommendation of frequency of executive compensation votes, and (iv) the approval of the 2011 Omnibus Incentive Plan, only if you instruct your broker how to vote. You should instruct your broker how to vote. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange, your broker will not be authorized to vote your street name shares with respect to Proposal 1, Proposal 2, Proposal 3 and Proposal 4.

     Your broker, at his or her discretion, may vote your street name shares on the ratification of the independent auditors if you do not provide voting instructions.

Can I change my vote after I voted?

     Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of CSC, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

What does it mean if I receive more than one Notice, proxy or voting instruction card?

     It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

Are there other matters to be acted upon at the meeting?

     The Company does not know of any matter to be presented at the Annual Meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the Annual Meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

Who is paying for the solicitation of proxies?

     CSC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of CSC stock. We have engaged the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $10,000, not including incidental expenses.

What if I have any questions about voting, electronic delivery or Internet voting?

     Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at 800.542.3070 or e-mail address, investorrelations@csc.com.

HOW DO I VOTE?

     Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on August 7, 2011.

Vote on the Internet

     If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

     You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

     If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to CSC, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Annual Meeting

     The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

     The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

CORPORATE GOVERNANCE

     CSC is committed to maintaining the highest standards of corporate governance, which we believe is essential for sustained success and long-term shareholder value. In light of this goal, the Board oversees, counsels and directs management in the long-term interests of the Company and our stockholders. The Board’s responsibilities include, but are not limited to:
  overseeing the management of our business and the assessment of our business risks;

  overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;

  reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions; and

  overseeing our talent management and succession planning.
     The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, action by written consent and other communications with management as appropriate. CSC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors. During the fiscal year ended April 1, 2011 (“Fiscal Year 2011” or “Fiscal 2011”), the Board held 14 meetings and the independent directors held five additional meetings. Overall attendance at Board, independent director and committee meetings was over 97%. Individually, each director attended at least 88% of the aggregate number of Board, independent director and committee meetings of which he or she was a member. Each of the directors then serving attended the 2010 Annual Meeting of Stockholders.

     Governance is a continuing focus at CSC, starting with the Board and extending to all employees. In this section, we describe some of our key governance policies and practices. In addition, we solicit feedback from our shareholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

Corporate Governance Guidelines

     The Board has long adhered to governance principles designed to assure excellence in the execution of its duties and regularly reviews the Company’s governance policies and practices. These principles are outlined in CSC’s Corporate Governance Guidelines (the “Guidelines”), which, in conjunction with our Amended and Restated Articles of Incorporation (“Articles of Incorporation”), Amended and Restated Bylaws (“Bylaws”), Board committee charters and related policies, form the framework for the effective governance of CSC.

     The full text of the Guidelines, the charters for each of the Board committees, the Code of Ethics and Standards of Conduct, the Code of Ethics for the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Chief Accounting Officer (“CAO”), the Equity Grant Policy, the Related Party Transactions Policy and Clawback Policy are available on CSC’s Website, www.csc.com, under “Corporate Governance.” These materials are also available in print to any person, without charge, upon request, by calling 800.542.3070 or writing to:

              Investor Relations
              CSC
              3170 Fairview Park Drive
              Falls Church, Virginia 22042

Board Leadership Structure

     The Board’s leadership structure consists of a Chairman and CEO, a lead independent director (the “Lead Director”) and strong committee chairs. The Board regularly reviews its leadership structure and has determined that combining the offices of CEO and Chairman, coupled with a Lead Director with broad authority and responsibility, is the most effective leadership model for the Company. The Board also believes this structure provides independent Board leadership and engagement while providing the benefit of having our CEO, who manages the Company’s day-to-day operations, chair regular Board meetings as we discuss key business and strategic issues. Our current Chairman and CEO, Michael W. Laphen, has more than 30 years of experience with the Company and familiarity with the global aspects of the Company’s business and operations. In accordance with the Guidelines, the independent directors have designated Irving W. Bailey, II, the former chairman and chief executive officer of Providian Corporation, to serve as Lead Director through the 2011 Annual Meeting of Stockholders. As a general matter, the Lead Director serves for a term of two years, and may not serve for more than two consecutive terms.

     As Lead Director, Mr. Bailey has the following duties and responsibilities:
  presiding over executive sessions;

  chairing meetings of the Board of Directors in the absence of the Chairman of the Board;

  acting as a liaison between the independent directors and the Chairman of the Board;

  coordinating with the Chairman of the Board regarding meeting agendas and schedules;

  coordinating with the Chairman of the Board regarding information flow to the Board;

  being available for consultation and communication with stockholders, as appropriate; and

  calling meetings of the independent directors (executive sessions) as appropriate.
     While the Board acknowledges that in some instances combining the role of Chairman and CEO may foster dominance of a board by management, the Board believes that the governance processes in place at CSC are a sufficient counterbalance to any such tendency and are designed to ensure independent oversight and protect against the possibility of undue influence by management. CSC’s governance processes include executive sessions of the independent directors before and/or after board meetings, annual evaluations by the independent directors of the Chairman and CEO’s performance, succession planning, annual Board and committee self assessments and the various governance processes contained in the Guidelines and the Board committee charters.

Director Independence

     Independent Directors. The Board assesses the independence of our directors and examines the nature and extent of any relations between the Company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (“NYSE”) requirements for director independence (as set forth in Appendix A) and the Board of Directors affirmatively determines that the director has no material relationship with CSC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with CSC). In Fiscal 2011, the Board determined that, with the exception of our CEO, who serves as Chairman of the Board, each of the remaining nine directors – Irving W. Bailey, II, David J. Barram, Stephen L. Baum, Erik Brynjolfsson, Rodney F. Chase, Judith R. Haberkorn, F. Warren McFarlan, Chong Sup Park and Thomas H. Patrick – is independent.

     Independent Director Meetings. The non-management directors regularly meet in executive session prior to the commencement and/or after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine. During Fiscal Year 2011, they held seven executive sessions in connection with regularly scheduled Board meetings and held five additional meetings.

     Committee Independence Requirements. All members serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be independent as defined by the Guidelines. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees; and each Compensation Committee member must be a “non-employee director” pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Oversight of Risk Management

     We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management. As part of its oversight responsibility, the Board oversees and maintains the Company’s governance and compliance processes and procedures to promote the highest standards of responsibility, ethics and integrity.

     Management Role. In order for the Company to identify and mitigate the Company’s risk exposures, the Company maintains an Enterprise Risk Management Committee (the “ERM Committee”) that (i) identifies risks in the strategic, operational, financial reporting and compliance domains for the Company as a whole, as well as for each operating unit, and (ii) evaluates the effectiveness of existing mitigation strategies. The ERM Committee is composed of the direct reports to the Chairman and CEO, and regularly reviews and assesses internal processes and controls for ongoing compliance with internal policies and legal regulatory requirements, as well as for potential weaknesses that could result in a failure of an internal control process. The ERM Committee meets periodically and reports potential areas of risk to the Board and its committees.

     Board Role. The Board has overall responsibility for oversight of risk and assesses our strategic and operational risks throughout the year, with particular focus on these risks at their May Board meeting. At this meeting, senior management reports on the opportunities and risks faced by the Company in the markets in which the Company conducts business.

     Committee Role. In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:
  The Audit Committee oversees risks related to accounting, financial reporting processes and internal controls of the Company as well as reviews the Company’s policies and practices with respect to risk assessment and risk management. During the Audit Committee review, the Committee discusses the Company’s major risk exposures and the steps that have been taken to monitor and control such exposures with management and meets separately with management, internal auditors and independent auditors. The Audit Committee reports the results of its review to the Board.

  The Compensation Committee monitors the risks associated with succession planning and leadership development as well as compensation plans, including evaluating the effect of the Company’s compensation plans may have on decision making.

  The Nominating/Corporate Governance Committee monitors the risks related to the Company’s governance structure and process.
Compensation and Risk

     During Fiscal 2011, CSC management reviewed its executive and non-executive (non-sales) compensation programs and also undertook a comprehensive global review of its sales force compensation programs and determined that none of its compensation programs encourage or create unnecessary risk taking, and none are reasonably likely to have a material adverse effect on the Company. In conducting this assessment, CSC inventoried its executive, non-executive and sales plans and programs and analyzed the components and design features of these programs in the context of risk mitigation. A summary of the findings of the assessment was provided to the Compensation Committee and the Board. Overall, CSC concluded that (1) CSC’s executive compensation programs provide a mix of awards with performance criteria and design features that mitigate excessive risk taking; (2) non-executive (non-sales) arrangements are primarily fixed compensation (salary and benefits) with limited bonus opportunity and do not encourage excessive risk taking; and (3) sales force compensation, based on multiple local or operating unit plans did not demonstrate any excessive risk.

Equity Ownership Guidelines

     Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a three year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under “Compensation Discussion and Analysis - Equity Ownership Guidelines.”

Talent Management and Succession Planning

     The Company’s Compensation Committee and Board are actively engaged and involved in succession planning and talent management and engage annually in a review of succession plans and talent development. The annual review focuses on emerging talent and key positions at the executive officer and operating unit leadership level that are important to the execution of the Company’s strategic priorities and are critical to achieving the Company’s business goals. The Compensation Committee is also updated on issues relating to the overall workforce such as diversity, health and welfare benefits, geographic differences in compensation practices, and recruitment and development programs.

Oversight of Related Party Transactions

     The Company has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the Company and any related person (“interested transactions”). For the purposes of this policy, a related person is any person who was in any of the following categories at any time during Fiscal Year 2011:
  A director or executive officer of the Company;

  Any nominee for director;

  Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director; and

  Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

    Any beneficial owner of more than 5% of the Company’s common stock; or

    Any immediate family member of any such beneficial owner, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such security holder, and any person (other than a tenant or employee) sharing the household of such security holder.
     A transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

     In determining whether to approve an interested transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an interested transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the interested transaction to the Nominating/ Corporate Governance Committee.

     There have been no transactions since April 3, 2010, nor are there any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under the Company’s interested transaction policy or in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules.

Code of Ethics and Standards of Conduct

     CSC is committed to the highest standards of ethical conduct and professionalism, and our Code of Ethics and Standards of Conduct (the “Code of Conduct”) confirms our commitment to ethical behavior in the conduct of all CSC activities. The Code of Conduct applies to all directors, officers and employees of CSC and it sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of CSC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free open line which employees can call to communicate any business ethics-related concerns, and training on ethics and compliance topics for all employees.

     We have also adopted a supplemental Code of Ethics for the CEO, CFO and CAO which builds upon the Code of Conduct. This supplemental code reinforces the Company’s expectations of the CEO, CFO and CAO regarding honest and ethical conduct, disclosure, compliance and accountability.

     In Fiscal 2011, there were no waivers of any provisions of the Code of Conduct or the Code of Ethics for the CEO, CFO and CAO. It is CSC’s policy to promptly disclose (i) any waiver of a director or executive officer’s compliance with the Code of Conduct, and (ii) any amendment or waiver of the Code of Ethics for the CEO, CFO and CAO on our website.

Board Diversity

     The Company’s policy on Board diversity is set forth in the Guidelines, which provide that Board membership should reflect diversity in many respects, by including, for example, persons diverse in geography, gender and ethnicity. In addition, the Committee seeks to maintain a mix of individuals who possess experience in the sectors in which the Company operates, such as international business, technology, health care, government service and public policy, as well as those having backgrounds as executives in operations, finance, accounting, marketing and sales. The Committee deems this policy to be effective.

Mandatory Retirement of Directors

     Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of CSC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting. The Board has determined upon recommendation of the Nominating/Corporate Governance Committee that it is in the best interests of the Company for Dr. Warren McFarlan, who is age 73, to continue to serve until the 2012 Annual Meeting.

Resignation of Employee Directors

     Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a CSC employee.

Communicating with the Board or the Lead Director

     Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the Lead Director, by writing in care of the Corporate Secretary, Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042. The Corporate Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable or do not constitute commercial solicitations.

BOARD STRUCTURE AND COMMITTEE COMPOSITION

     As of the date of this proxy statement, the Board has ten directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Each director serving on the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee must be independent. In addition:
  Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee. Three members of the Audit Committee serve on no other public company audit committees, one serves on one other public company audit committee and one serves on two other public company audit committees. The Board has determined that such simultaneous service does not impair the ability of the members of the Audit Committee who serve on the other public company audit committees to effectively serve in their CSC Audit Committee roles.

  Each Compensation Committee member must be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.
     The Board has determined that each committee member satisfies all applicable requirements for membership on that committee; and Messrs. Barram, Baum, Chase and Patrick each qualifies as an “audit committee financial expert” for purposes of the rules of the SEC. The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described below.

Nominating/
Corporate
Independent	Audit	Compensation	Governance
Directors	Committee	Committee	Committee
Irving W. Bailey, II		●
David J. Barram	●		Chair
Stephen L. Baum	●		●
Erik Brynjolfsson	●
Rodney F. Chase	Chair		●
Judith R. Haberkorn		●
F. Warren McFarlan		●	●
Chong Sup Park		Chair
Thomas H. Patrick	●
Number of Meetings in Fiscal 2011	5	7	5

     Audit Committee

     The Audit Committee oversees the accounting and financial reporting processes and related internal control framework of the Company, and audits of the Company’s financial statements and internal controls over financial reporting. The Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors. A report of the Committee is included on further below in this proxy statement.

     Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the Audit Committee by calling CSC’s Open Line (800.822.5527). Calls may be confidential or anonymous. All such questions and complaints will be forwarded to the Audit Committee for its review and will be simultaneously reviewed and addressed under the direction of the Vice President, Internal Audit.

The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Conduct prohibits retaliation against CSC employees for any report or communication made in good faith through the Open Line.

     Compensation Committee

     The Compensation Committee reviews and approves the corporate goals and objectives relevant to the CEO’s compensation, evaluates his performance in light of those goals and objectives and, together with the other independent directors who form the Board, determines his compensation based on that evaluation. The Committee also approves the compensation of all other senior executives, based on compensation recommendations of CSC management and benchmarking studies from outside consultants, and recommends to the Board the compensation of directors for service on the Board and its committees. The Committee is authorized to retain, at the Company’s expense, such independent compensation consultants, counsel and other advisors it deems necessary or advisable to carry out its duties. In addition, the Committee administers all stock incentive plans, and makes recommendations to the Board regarding incentive compensation plans and equity-based plans. The Committee also is responsible for reviewing management’s company-wide risk assessment of compensation programs. Except to the extent prohibited by law or the rules of the New York Stock Exchange, the Committee may delegate any of its responsibilities to a subcommittee of one of more members. A report of the Committee is included elsewhere in this proxy statement.

     Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee was at any time during Fiscal 2011, or at any other time, one of our officers or employees. No executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Compensation Committee or Board.

     Nominating/Corporate Governance Committee

     The Nominating/Corporate Governance Committee assists the Board of Directors in identifying and evaluating candidates for election or re-election as directors, and in shaping the corporate governance of the Company. The Committee recommends the membership and chairman of each Board committee, and monitors the continuing qualification of directors to serve as Board and committee members. Periodically, the Committee assesses Board size, structure and operations, and reviews the Company’s significant corporate governance documents. The Committee oversees the orientation and education of directors, and the Board’s annual self-evaluation of its performance. The director nomination process is discussed in “Election of Directors; Director Nomination Process.”

DIRECTOR COMPENSATION

     Employee directors do not receive any separate compensation for their Board activities. The following table sets forth for the annual retainer and attendance fees paid to our non-management directors. There were no adjustments to the retainers and fees paid to our non-management directors in Fiscal 2011.

Fiscal 2011 Director Retainers and Fees
Annual Retainer1	$60,000
Annual Equity Award	3,0002
Attendance Fee1	$2,000 per day of meetings
Lead Director Retainer1	$35,000
Audit Committee Chairman Retainer1	$20,000
Compensation Committee Chairman Retainer1	$15,000
Nominating/Corporate Governance Committee Chairman Retainer1	$10,000
____________________

1.	Amounts payable in cash may be deferred pursuant to the Company’s Deferred Compensation Plan, which is described further below in this proxy statement.

2.	Represents an award of 3,000 restricted stock units. Dr. Erik Brynjolfsson, who became a CSC director on December 12, 2010, received a pro rata award of 1,700 restricted stock units on February 14, 2011. Restricted stock unit awards vest in full at the 2011 Annual Meeting and are automatically redeemed for CSC stock and dividend equivalents (plus interest) when a CSC director ceases to serve on the Board, either in a lump sum or in annual installments over periods of 5, 10 or 15 years, at the director’s election. In addition, restricted stock units vest in full upon a change in control of the Company.

     The following table sets forth for each of the non-management directors certain information with respect to compensation earned in Fiscal Year 2011.

			Change in Pension
			Value and Nonqualified
	Fees Earned or	Stock	Deferred Compensation
Name	Paid in Cash1 ($)	Awards2 ($)	Earnings3 ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
Irving W. Bailey, II	149,000	126,750	35,793	311,543
David J. Barram	118,000	126,750	—	244,750
Stephen L. Baum	108,000	126,750	23,646	258,396
Erik Brynjolfsson	42,261	81,022	—	123,283
Rodney F. Chase	126,000	126,750	—	252,750
Judith R. Haberkorn	114,000	126,750	—	240,750
F. Warren McFarlan	112,000	126,750	8,920	247,670
Chong Sup Park	129,000	126,750	5,361	261,111
Thomas H. Patrick	100,000	126,750	—	226,750
____________________

1.	Column (b) reflects all cash compensation earned during Fiscal Year 2011, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

2.	Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (“FASB ASC Topic 718”) in connection with the RSUs granted on August 16, 2010 to our directors then serving and February 14, 2011 to Dr. Brynjolfsson who became a CSC director on December 12, 2010. For a discussion of the assumptions made in the valuation of restricted stock and RSUs, reference is made to the section of Note 1 of the Company’s 2011 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. The aggregate number of stock awards outstanding for each director at fiscal year-end are as follows:

Aggregate
Stock Awards
Outstanding
Name	as of April 1, 2011
Irving W. Bailey, II	26,852
David J. Barram	16,200
Stephen L. Baum	23,919
Erik Brynjolfsson	1,700
Rodney F. Chase	22,640
Judith R. Haberkorn	10,100
F. Warren McFarlan	28,210
Chong Sup Park	10,800
Thomas H. Patrick	17,600

3.	Column (d) reflects that portion of the interest credited to the director during Fiscal Year 2011 under the Deferred Compensation Plan which is considered to be at above-market rates pursuant to SEC rules. The non-management directors do not have a pension plan.

PROPOSAL 1

ELECTION OF DIRECTORS

     Our Board of Directors has nominated all ten incumbent directors for election at the 2011 Annual Meeting to hold office until their successors have been elected and qualified. Directors are elected by a majority vote in uncontested elections; therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the Annual Meeting (the number of “FOR” votes must exceed the number of “AGAINST” votes). In accordance with the Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee.

     It is intended that the accompanying proxy, if executed and returned with no voting instructions indicated, will be voted for the election to the Board of the ten director nominees in this proxy statement.

Director Nomination Process

     The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background includes numerous diverse factors including independence, experience, age and gender and ethnic diversity. In addition, the Board believes that current and potential directors collectively should possess the following mix of skills and attributes:

  Professional and personal ethics and values
  Senior level management or operations experience
  Government and public policy experience
  Experience in major academic institution
  Public company governance experience
International business experience Financial literacy and expertise Experience in areas of CSC’s business Independence

     In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers each of these attributes. The Committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness. The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders. See “About the Annual Meeting; Business for 2012 Annual Meeting”. The Committee has retained from time to time third-party search firms to identify qualified director candidates and to assist the Committee in evaluating candidates that have been identified by others.

2011 Director Nominees

     The biographies of each of the nominees below contains information as of the date of this proxy statement regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and skills.

     Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly industries and growth segments that the Company serves, such as technology, financial services, international business and government, as well as key geographic markets where it operates. Each of the nominees holds or has held senior executive positions in large, complex organizations or has relevant operating experience or experience in a major academic institution. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies.

     The Board also believes that each of the nominees has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of origin, background, experience and thought, and the commitment to devote significant time and energy to service on the Board and its Committees. A chart summarizing the attributes and skills of the Board as a whole is set forth further below.

Irving W. Bailey, II Age: 70 Director Since: 1992	CSC Committees: Compensation	Public Directorships: AEGON N.V. Hospira, Inc.

Mr. Bailey is senior advisor to Chrysalis Ventures, Inc., a private equity fund. Prior to his service as senior advisor, Mr. Bailey served as managing director of Chrysalis from 2001 to 2005 and Chairman and Chief Executive Officer of Providian Corporation, an insurance and diversified financial services company from 1988 to 1997. Since 2004, Mr. Bailey has served as a director of Hospira, Inc. and AEGON N.V. and currently serves as AEGON’s vice chairman.

Skills and Qualifications:

Senior Level Management Experience: Former Chief Executive Officer of Providian
Public Company Governance Experience: Directorships at two public companies other than CSC
Experience in CSC’s Business Areas: Extensive executive experience in the financial services industry

David J. Barram Age: 67 Director Since: 2004	CSC Committees: Audit Nominating/Corporate Governance (Chair)	Private Directorships: Mobibucks Corporation

Mr. Barram is chairman of Mobibucks Corporation, a provider of an alternate payment system and electronic loyalty card and coupon system. Prior to his service as chairman, Mr. Barram served as Chief Executive Officer of Mobibucks from 2006 to 2007 and Administrator of the U.S. General Services Administration, retired as of 2000. Mr. Barram also served as a director of Pope & Talbot, Inc. from 2001 to 2008 and NetIQ Corporation from 2002 to 2006.

Skills and Qualifications:

Senior Level Management Experience: Former Chief Financial Officer of Silicon Graphics and Apple Computer
Government and Public Policy Experience: Former Administrator of the U.S. General Services Administration
Experience in CSC’s Business Areas: Extensive executive experience in the technology sector
Financial Literacy: Former Chief Financial Officer of two public companies

Stephen L. Baum Age: 70 Director Since: 1999	CSC Committees: Audit Nominating/Corporate Governance	Public Directorships: TransAlta Corporation

Mr. Baum is the former chairman and chief executive officer of Sempra Energy, a publicly held energy-services company, retired as of 2006. Mr. Baum served as Sempra’s chairman from 2005 to 2006, chairman and chief executive officer from 2000 to 2005, and president from 2000 to 2004. Mr. Baum has been a director of TransAlta Corporation since 2008 and formerly served as a director of Enterprise Products Partners in 2006 and senior advisor to Sky Fuel, Inc., a solar energy company, from 2007 to 2009.

Skills and Qualifications:

Senior Level Management Experience: Former Chief Executive Officer and President of Sempra Energy
Public Company Governance Experience: Experience as a director of a public company in addition to CSC
Experience in CSC’s Business Areas: Extensive public company executive officer experience in the energy and technology sectors

Erik Brynjolfsson Age: 49 Director Since: 2010	CSC Committees: Audit

Dr. Brynjolfsson became a director of CSC in December 2010 and is the Schussel Family Professor at the MIT Sloan School. Dr. Brynjolfsson also serves as the director of the MIT Center for Digital Business, since 2002, a research associate at the National Bureau of Economic Research, since 2006, and as the Chairman of the MIT Sloan Management Review, since 2007. Dr. Brynjolfsson lectures worldwide on technology strategy, productivity and intangible assets. Dr. Brynjolfsson served as a director of CSK Corporation from 2006 to 2008.

Skills and Qualifications:

Major Academic Institution Experience: Professor at the MIT Sloan School; director of the MIT Center for Digital Business
Experience in CSC’s Business Areas: Internationally recognized expert in technology strategy, productivity and intangible assets and director of the MIT Center for Digital Business

Rodney F. Chase Age: 68 Director Since: 2001	CSC Committees: Audit (Chair) Nominating/Corporate Governance	Public Directorships: Petrofac Ltd. Tesco p.l.c. Nalco Company Tesoro Corporation

Mr. Chase is a non-executive chairman of Petrofac Ltd., a provider of facilities solutions to the oil and gas industry. He is also the former Deputy Group Chief Executive and Managing Director of BP p.l.c., an oil and gas company, from 1992 to 2003. Mr. Chase has served as Deputy Chairman of Tesco p.l.c., since 2002 and as director of Nalco Company and Tesoro Corporation, since 2005.

Skills and Qualifications:

Senior Level Management Experience: Former Deputy Chief Executive and Managing Director of major worldwide public company
Public Company Governance Experience: Experience as a director in four other public companies in addition to CSC
International Business Experience: Extensive chief executive and operational experience in a major international energy company
Experience in CSC’s Business Areas: Extensive experience in the energy industry

Judith R. Haberkorn Age: 64 Director Since: 2007	CSC Committees: Compensation

Ms. Haberkorn was the President of Consumer Sales and Service of Verizon Communications (formerly Bell Atlantic), a provider of broadband, wireline and wireless communications for business, government and consumers, from 1998 to 2000. Ms. Haberkorn also served as a director of Express Jet Holdings, Inc. from 2006 to 2010, Armstrong World Industries from 1997 to 2010, Enesco Group, Inc. from 1993 to 2007 and MCI from 2003 to 2006.

Skills and Qualifications:

Senior Level Management Experience: Former President of Consumer Sales and Service, Verizon Communications
Public Company Governance Experience: Experience as a director of four public companies in addition to CSC
Experience in CSC’s Business Areas: Extensive branding, sales and marketing experience at Verizon, a major U.S. technology company

Michael W. Laphen Age: 60 Director Since: 2007

Mr. Laphen has served as the Chairman, CEO and President of the Company since 2007. He previously served the Company in roles including President and Chief Operating Officer from 2003 to May 2007, Corporate Vice President from 2001 to 2003, and President of the European Group from 2000 to 2003.

Skills and Qualifications:

Senior Level Management Experience: Held a variety of executive positions at CSC
International Business Experience: Experience as President of CSC’s European Group
Experience in CSC’s Business Areas: More than 30 years of experience with the Company including executive and senior management positions that have provided a comprehensive mix of technical, financial and general management experiences in diverse commercial, public sector, and international markets.

F. Warren McFarlan Age: 73 Director Since: 1989	CSC Committees: Compensation Nominating/Corporate Governance	Public Directorships: Li & Fung Limited (Hong Kong)

Dr. McFarlan has been a Professor at Harvard University, Graduate School of Business Administration since 1973 and currently, he is a Baker Foundation Professor and the Albert H. Gordon Professor of Business Administration, Emeritus. He was the T. J. Dermot Dunphy Baker Foundation Professor from 2004 to 2009, and Senior Associate Dean and Director of Harvard’s Asia-Pacific Initiative from 2000 to 2004. Since 2000, Dr. McFarlan has served as a director of Li & Fung Limited and from 2005 to 2009 as a director of thinkorswim Group Inc., formerly known as INVESTools Inc.

Skills and Qualifications:

Major Academic Institution Experience: Baker Foundation Professor and Professor Emeritus at Harvard University Graduate School of Business Administration
Public Company Governance Experience: Experience as a director in five public companies other than CSC
International Business Experience: Extensive work in business trends and opportunities in Asia-Pacific countries, especially China
Experience in CSC’s Business Areas: Internationally recognized as a thought leader in the fields of change management, globalization and information technology

Chong Sup Park Age: 63 Director Since: 2007	CSC Committees: Compensation (Chair)	Public Directorships: Brooks Automation, Inc. Ballard Power Systems Inc. Seagate Technology

Dr. Park is the former Chairman and CEO of Maxtor Corporation, from 2004 to 2006, prior to its acquisition by Seagate Technology, a manufacturer and designer of hard disk drives. He also served as a director of Maxtor Corporation from 1994 to 2006 and has served as a director of Seagate Technology since 2006. Since 2008, Dr. Park has served as a director of Brooks Automation, Inc. Since 2007, he has served as a director of Ballard Power Systems Inc and formerly served as a director for Stats ChipPAC Ltd. from 2004 to 2007 and Smart Modular Technologies, Inc. from 2008 to 2010.

Skills and Qualifications:

Senior Level Management Experience: Former Chief Executive Officer of a worldwide computer products and components company
Public Company Governance Experience: Experience as a director in five public companies other than CSC
International Business Experience: Experience as a chief executive in a worldwide technology company
Experience in CSC’s Business Areas: Extensive experience in the technology industry at major corporations

Thomas H. Patrick Age: 67 Director Since: 2004	CSC Committees: Audit	Public Directorships: Deere & Company Baldwin & Lyons, Inc. Private Directorships: New Vernon Capital LLC

Mr. Patrick has been the Chairman, since 2004, of New Vernon Capital LLC, a private equity fund. He served as Executive Vice Chairman, Finance and Administration, from 2002 to 2003, and Executive Vice President and Chief Financial Officer, from 2000 to 2002, of Merrill Lynch & Co., Inc., an investment banking and securities brokerage. Since 2000, Mr. Patrick has served as a director of Deere & Company. Since 1982, he has served as a director of Baldwin & Lyons, Inc., and formerly served as a director of Options Express from 2005 to 2006.

Skills and Qualifications:

Senior Level Management Experience: Former Chief Financial Officer of a major investment banking and securities brokerage company
Public Company Governance Experience: Experience as a director of three public companies other than CSC
Experience in CSC’s Business Areas: Extensive experience in the financial services industry
Financial Literacy: Extensive experience in corporation finance and accounting, including as former Chief Financial Officer of a major investment banking and securities brokerage company

     Set forth below is a chart of the specific qualifications, attributes, skills and experience of the Board as a whole. While we look to each director to be knowledgeable in these areas, and “●” indicates that an item is a specific qualification, attribute, skill or experience that the director brings to the Board, the lack of a “●” for a particular item does not mean that the director does not possess that qualification, attribute, skill or experience:

Summary of Director Qualifications and Experience

Professional and Personal Ethics and Values is important given the critical role that ethics plays in the success of our business	●	●	●	●	●	●	●	●	●	●
Senior Level Management or Operations Experience signifies strong leadership qualities and an understanding of operating plans and strategies	●	●	●		●	●	●		●	●
Government and Public Policy Experience is relevant to the Company’s role as a major government contractor		●
Major Academic Institution Experience brings perspective regarding organizational management and academic research relevant to the Company’s business				●				●
Public Company Governance Experience supports our goals of strong accountability, transparency and protection of shareholder interests.	●	●	●	●	●	●	●	●	●	●
International Business Experience is important in understanding and reviewing our global business and strategy					●		●	●	●
Experience in CSC’s Business Areas is relevant to an understanding of the industries served by the Company	●	●	●	●	●	●	●	●	●	●
Financial Literacy and Expertise is important in understanding and overseeing our financial reporting and internal controls.	●	●	●	●	●	●	●	●	●	●
Independence is important to insure the effective oversight of management of the Company	●	●	●	●	●	●		●	●	●

The Board of Directors recommends a vote FOR each of its ten director nominees.

Certain Litigation

     Several shareholders of the Company have made demands on the Board of Directors of the Company or filed purported class or derivative actions against both the Company, as nominal defendant, as well as certain of CSC’s executive officers and directors. These actions, which are described below, generally allege that certain of the individual defendants breached their fiduciary duty to the Company by purportedly “backdating” stock options granted to CSC executives, improperly recording and accounting for allegedly backdated stock options, producing and disseminating disclosures that improperly recorded and accounted for the allegedly backdated options, engaging in acts of corporate waste, and committing violations of insider trading laws. They alleged that certain of the individual defendants were unjustly enriched and seek to require them to disgorge their profits.

     On August 15, 2006, a federal ERISA class action alleging stock options backdating at the Company and miscellaneous violations of ERISA fiduciary duties with respect to CSC’s 401(k) plan was filed in the U.S. District Court in the Eastern District of New York entitled Quan, et al. v. CSC, et al., CV 06-3927. On September 21, 2006, a related ERISA class action was filed in the same court entitled Gray et al. v. CSC, et al., CV 06-5100. The complaints named as defendants the Company, the Company Retirement and Employee Benefits Plans Committee and various directors and officers. The ERISA actions were consolidated and, on February 28, 2007, plaintiffs filed an amended ERISA class action complaint. On January 8, 2008, the District Court granted a motion to transfer the consolidated cases to the United States District Court in Los Angeles, California, where the cases were consolidated before the District Court judge in Case No. CV 08-2398-SJO. Class certification was granted on December 29, 2008. Defendants and plaintiffs each filed motions for summary judgment on May 4, 2009, and supplemental briefs thereafter. On July 13, 2009, the District Court entered an Order granting summary judgment in favor of the Company and the other defendants. On September 30, 2010, the Ninth Circuit Court of Appeals (the “Ninth Circuit”) affirmed the decision of the District Court in favor of the Company and the other defendants. On October 21, 2010, plaintiffs petitioned the Ninth Circuit to rehear en banc the September 30, 2010 decision. Rehearing was denied by the Ninth Circuit on December 2, 2010. On January 26, 2011, an order terminating the case was issued by the District Court.

     On May 29, 2009, a class action lawsuit entitled Shirley Morefield vs. Computer Sciences Corporation, et al., Case # A-09-591338-C, was brought in state court in Clark County, Nevada, against the Company and certain current and former officers and directors asserting claims for declarative and injunctive relief related to stock option backdating. The alleged factual basis for the claims is the same as that which was alleged in a prior derivative case, In re CSC Shareholder Derivative Litigation, CV 06-5288, filed in U.S. District Court in Los Angeles, which was dismissed on August 9, 2007, by such court. This dismissal was affirmed on appeal by the Ninth Circuit, which judgment is final. The defendants in the Morefield case deny the allegations in the complaint. On June 30, 2009, the Company removed the case to the United States District Court for the District of Nevada, Case No. 2:09-cv-1176-KJD-GWF. On motion made by the plaintiffs, the District Court remanded the case to state court on February 18, 2010. Defendants filed a motion to dismiss on April 30, 2010, and plaintiffs filed their opposition on June 14, 2010. A hearing took place on August 18, 2010. A decision is pending. It is not possible to make a reliable estimate of the amount or range of loss, if any, that could result from this matter at this time.

     On September 24, 2007, a stockholder made a demand to the Board of Directors to cause the Company to pursue claims against certain individuals, including current and former officers and directors of CSC, with respect to alleged stock option backdating. Action on this demand was deferred until the decision of the Ninth Circuit in the federal derivative case referred to above became final. On March 2, 2009, the stockholder made a renewed demand to the Board. On May 20, 2009, the Board formed a special committee comprised solely of independent directors not named in the stockholder demand to investigate and review the demand and recommend to the Board how to respond thereto. On February 8, 2010, the special committee recommended that the Board decline to pursue the claims asserted in the stockholder demand, and the Board adopted that recommendation. The stockholder has been notified of the Board’s decision.

     As previously disclosed, in Fiscal 2011, the Company initiated an investigation into certain accounting errors in our Managed Service Sector (“MSS”) segment, primarily involving accounting irregularities in the Nordic region. Initially, the investigation was conducted by Company personnel, but outside Company counsel and forensic accountants retained by such counsel later assisted in the Company’s investigation. On January 28, 2011, the Company was notified by the Division of Enforcement of the SEC that it had commenced a formal civil investigation relating to these matters and other matters subsequently identified by the SEC, with which the Company is cooperating. On May 2, 2011, the Audit Committee of the Board of Directors commenced an independent investigation into matters relating to MSS and the Nordic region, matters identified by subpoenas issued by the SEC’s Division of Enforcement and certain other accounting matters identified by the Audit Committee and retained independent counsel to represent CSC on behalf of, and under the exclusive direction of, the Audit Committee in connection with such independent investigation. Independent counsel has retained forensic accountants to assist their work. Independent counsel also represents CSC on behalf of, and under the exclusive direction of, the Audit Committee in connection with the investigation by the SEC’s Division of Enforcement.

     In addition, the SEC’s Division of Corporation Finance has issued comment letters to the Company requesting additional information regarding its previously disclosed adjustments in connection with the above-referenced accounting errors, the Company’s conclusions regarding the materiality of such adjustments and the Company’s analysis of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting. The Division of Corporation Finance’s comment letter process is ongoing, and the Company is continuing to cooperate with that process.

     The investigations being conducted by the Division of Enforcement and the Audit Committee as well as the review of our financial disclosures by the Division of Corporation Finance are continuing and could identify other accounting errors. As a result, we have incurred and will continue to incur significant legal and accounting expenditures, and a significant amount of time of our senior management has been focused on these matters. We are unable to predict how long the Division of Enforcement’s and Audit Committee’s investigations will continue or whether, at the conclusion of its investigation, the SEC will seek to impose fines or take other actions against us. In addition, we are unable to predict the timing of the completion of the Division of Corporation Finance’s review of our financial disclosures or the outcome of such review. Publicity surrounding the foregoing or any enforcement action as a result of the SEC’s investigation, even if ultimately resolved favorably for us, could have an adverse impact on our reputation, business, financial condition or results of operations.

     On June 3, 2011, a putative federal class action complaint was filed in the United States District Court for the Eastern District of Virginia by the City of Roseville Employees’ Retirement System, entitled City of Roseville Employees’ Retirement System v Computer Sciences Corporation, et al. (Civil Docket for Case #: 1:11-cv-00610-TSE-IDD). A similar putative federal class action complaint, entitled Murphy v Computer Sciences, et al. (Civil Docket for Case #: 1:11-cv-00636-TSE-IDD) was filed on June 13, 2011, in the same court. Each complaint alleges violations of the federal securities laws in connection with alleged misrepresentations and omissions regarding the business and operations of the Company. Each complaint names as defendants Computer Sciences Corporation, Michael W. Laphen and Michael J. Mancuso. The defendants deny the allegations made in the complaints and intend to defend their position vigorously.

STOCK OWNERSHIP

     The following table provides information on Common Stock beneficially owned as of June 13, 2011, by:
  each person or group believed by the Company to own beneficially more than 5% of the outstanding Common Stock;

  each of the five executive officers named in the Summary Compensation Table under “Executive Compensation,” appearing further below in this proxy statement (the “Named Executive Officers” or the “NEOs”);

  each of the current directors of the Company; and

  all executive officers and directors, as a group.
     Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address	Number of Shares
of Beneficial Owner1	Beneficially Owned		Percent of Class
Dodge & Cox	12,966,393	2	8.37%	2
555 California Street, 40th Floor
San Francisco, California 94104
BlackRock, Inc.	11,867,556	3	7.66%	3
40 East 52nd Street
New York, New York 10022
T. Rowe Price Associates, Inc.	10,817,063	4	6.98%	4
100 East Pratt Street
Baltimore, Maryland 21202
The Vanguard Group	7,811,834	5	5.04%	4
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Michael W. Laphen	862,059	6,7		8
Michael J. Mancuso	71,784	6		8
James D. Cook	230,269	6		8
Russell H. Owen	231,357	6		8
James W. Sheaffer	192,762	6		8
Irving W. Bailey, II	33,852	9		8
David J. Barram	16,200	9		8
Stephen L. Baum	25,919	9		8
Erik Brynjolfsson	1,700	9		8
Rodney F. Chase	22,640	9		8
Judith R. Haberkorn	10,100	9		8
F. Warren McFarlan	33,010	9		8
Chong Sup Park	10,800	9		8
Thomas H. Patrick	17,600	9		8
All executive officers and directors of the Company,
as a group (20 persons)	2,273,480	6,9,10	1.47%
____________________

1.	Unless otherwise indicated, the address of each person or group is c/o Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042.

2.	This information, which is not within the direct knowledge of the Company, has been derived from a Form 13F filed with the SEC on May 12, 2011. Based upon information contained in the filing, Dodge & Cox has sole voting power with respect to 12,215,493 of these shares and sole investment power with respect to 12,966,393 of these shares.

3.	This information, which is not within the direct knowledge of the Company, has been derived from Form 13Fs filed with the SEC on April 21, 2011 by BlackRock, Inc. and certain of its affiliates. Based upon information contained in the filing, BlackRock, Inc. has sole voting and investment power with respect to these shares.

4.	This information, which is not within the direct knowledge of the Company, has been derived from a Form 13F filed with the SEC on May 13, 2011. Based upon information contained in the filing, T. Rowe Price Associates, Inc. has sole voting power with respect to 2,824,392 of these shares and sole investment power with respect to 10,817,063 of these shares.

5.	This information, which is not within the direct knowledge of the Company, has been derived from a Form 13F filed with the SEC on May 9, 2011. Based upon information contained in the filing, The Vanguard Group has sole voting power with respect to 192,308 of these shares, sole investment power with respect to 7,619,526 of these shares and shared investment power with respect to 192,308 of these shares.

6.	With respect to Messrs. Laphen, Mancuso, Cook, Owen, Sheaffer, and all executive officers and directors of the Company as a group, includes 703,445; 61,519; 193,358; 211,618; 167,194 and 1,801,859 shares of common stock, respectively, subject to employee options which were outstanding on June 13, 2011, and currently are exercisable or which are anticipated to become exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percent of Class.

With respect to Messrs. Laphen, Mancuso, Cook, Owen, Sheaffer and all executive officers and directors of the Company as a group, includes 15,152; 0; 2,424; 3,637; 3,637; and 30,609 shares of unvested restricted stock outstanding on June 13, 2011 which are anticipated to vest within 60 days thereafter. Holders of unvested restricted stock have sole voting power, but no investment power, with respect thereto. With respect to Messrs. Laphen, Mancuso, Cook, Owen, Sheaffer and all executive officers and directors of the Company, as a group, includes 2,315; 265; 835; 1,143; 603; and 8,219 shares of common stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 13, 2011, to give voting instructions to the Committee administering the Plan.

7.	Mr. Laphen and his wife share voting and investment power with respect to 6,916 of these shares.

8.	Less than 1%.

9.	With respect to Mr. Bailey, Mr. Barram, Mr. Baum, Dr. Brynjolfsson, Mr. Chase, Ms. Haberkorn, Mr. McFarlan, Dr. Park, Mr. Patrick and all executive officers and directors of the Company, as a group, includes 26,852; 16,200; 23,919; 1,700; 22,640; 10,100; 28,210; 10,800; 17,600; and 158,021 shares of Common Stock, respectively, which shares are subject to director RSUs that were outstanding on June 14, 2010, and which shares would, pursuant to such RSUs, be distributed to such directors if their directorships were to terminate on August 9, 2011. These shares have been deemed to be outstanding in computing the Percent of Class.

10.	The executive officers and directors, as a group, have sole voting and investment power with respect to 2,266,224 of these shares, shared voting and/or investment power with respect to 6,916 of these shares, and no voting or investment power with respect to 340 of these shares.

AUDIT COMMITTEE REPORT

     The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent auditors, the Company’s audited financial statements for the Fiscal Year ended April 1, 2011, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB, and discussed with them their independence.

     Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the Fiscal Year ended April 1, 2011 for filing with the SEC.

     The Audit Committee also appointed Deloitte & Touche LLP as the Company’s independent auditors for the Fiscal Year ending March 30, 2012, and recommended to the Board of Directors that such appointment be submitted to the Company’s stockholders for ratification.

Rodney F. Chase, Chair
Stephen L. Baum
David J. Barram
Erik Brynjolfsson
Thomas H. Patrick

EXECUTIVE COMPENSATION

Compensation Committee Report

     The Compensation Discussion and Analysis set forth below discusses the Company’s executive compensation programs and policies. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

       Chong Sup Park, Chair
       Irving W. Bailey, II
       Judith R. Haberkorn
       F. Warren McFarlan

Compensation Discussion and Analysis

     The Compensation Committee (the “Committee”) and our Board of Directors are responsible for our executive compensation philosophy and program which are described in this Compensation Discussion and Analysis (the “CD&A”). The CD&A also describes our Fiscal 2011 compensation decisions and the factors we considered in making those decisions. The CD&A focuses on the compensation of our Fiscal 2011 Named Executive Officers (“NEOs”):
  Michael W. Laphen, Chairman of the Board, President and Chief Executive Officer

  Michael J. Mancuso, Vice President and Chief Financial Officer

  James D. Cook, President, Business Solutions and Services Sector

  Russell H. Owen, President, Managed Services Sector

  James W. Sheaffer, President, North American Public Sector

Executive Summary

     Fiscal 2011 Company Performance

     At the outset of Fiscal 2011, CSC established strategic and financial goals designed to expand our leadership role in the rapidly-evolving marketplace of technology-driven business services and solutions. Our strategic goals focused on establishing a leadership position in the emerging high-growth, high-margin services of cloud computing, healthcare and cyber security. The Company’s financial goals, and therefore key business drivers, focused largely on growth in Revenue, Operating Income (“OI”), Free Cash Flow (“FCF”), Earnings per Share (“EPS”) and Return on Invested Capital (“ROIC”).

     While we achieved certain strategic goals in Fiscal 2011 that are important to our continued growth, our financial performance fell short of expectations. The Company’s financial performance in Fiscal 2011 can be attributed to a combination of factors, including a slowdown in the U.S. federal procurement environment, driven primarily by delayed contract awards and a higher rate of federal government contract award protests; lower than anticipated revenue, and the inception-to-date profit adjustment taken, on the U.K.’s National Health Service contract; accounting adjustments in the MSS segment, primarily in the Nordic region; and slower-than-expected growth in new contracts and successful contract renewals in certain segments of our business.

     Although we did not achieve all of our Fiscal 2011 financial goals, we successfully completed a number of strategic goals that are vital to the Company’s future sustainability and long-term shareholder value. These accomplishments include:
  Acquiring several companies that will enable us to continue market penetration in high-growth industry segments, such as healthcare, cyber security and cloud computing;

  Expanding CSC’s talent base in support of our identified strategic growth areas;

  Implementing a $1 billion share repurchase program; and

  Implementing a quarterly dividend program and declaring cash dividends of $0.70 per share totaling $108 million, of which $77 million was paid in Fiscal 2011 and $31 million was paid on April 15, 2011.
     Fiscal 2011 Executive Compensation and Pay for Performance

     CSC’s executive compensation program is designed to align pay with annual and long-term operating performance and increases in shareholder value. As illustrated below, a small percentage of our executives’ total target direct compensation is fixed, with 90% of target compensation for our CEO and 80% of target compensation for the other NEOs linked to annual and long-term incentives.

Chief Executive Officer	Other Named Executive Officers

*       at target annual incentive and target long-term incentive grant values.

     The actual incentive compensation paid to our NEOs in Fiscal 2011 was significantly below target due to our performance relative to our goals:
  Fiscal 2011 Revenue, OI, FCF, and EPS – the financial measures used in our Annual Management Incentive Plan (“AMIP”) – resulted in payment at 58.4% of target. See “Annual Incentive Compensation – Fiscal 2011 Financial Results and AMIP Payout” below for details.

  Revenue growth relative to our competitors and average ROIC for fiscal years 2010 and 2011 resulted in no vesting of the performance-vested RSUs (“Performance Share Units”) for that period. See “Long-Term Equity Incentive Compensation – Performance Share Units” below for details.
     In addition, stock options granted in May 2010 with an exercise price of $48.22 have no current intrinsic value and restricted stock units granted at that time have declined in potential value.

     Key Fiscal 2011 Compensation Actions

     The Committee reviews our compensation policies and practices each year. Our Fiscal 2011 compensation actions were as follows:
  Following a freeze of NEO base salaries for the prior fiscal year, in May 2010, increased NEO base salaries for Fiscal 2011 to align base salary levels to responsibilities, performance, and salaries at comparable positions in our primary peer group and competitive market;

  In May 2010, increased the target annual and long-term incentive awards for our three sector unit NEOs to reflect an increase in responsibilities and focus on individual operating unit performance;

  Redefined and strengthened the process by which the Board and Committee assess the CEO’s performance to inform and support the Board’s pay decisions for the CEO; and

  Refined and strengthened the process by which the CEO assesses performance of each of his direct reports including the NEOs to inform and support his pay recommendations to the Committee for each of the NEOs other than the CEO.
     During Fiscal 2011, the Committee also reviewed a company-wide risk assessment of compensation programs, which revealed no material risks that may adversely affect the Company.

     The Committee made several decisions that will affect the operation of our executive compensation program beginning in Fiscal 2012:
  Revised the AMIP to provide for Committee discretion to (i) decrease AMIP payments on account of individual performance by up to 10% for executives subject to Section 162(m) of the Internal Revenue Code, and (ii) increase or decrease AMIP payments on account of individual performance by up to 10% for all other executives;

  Increased required threshold performance for all financial measures, other than EPS, from 75% to 80% under the AMIP;

  Instituted an annual formal review process for all executives who are Vice Presidents and above; and

  Provided for the use of discretion to increase or decrease long-term incentive grants by 10% - 20% from target levels based on individual performance, successor viability and/or change in scope of responsibility for each of the NEOs, other than the CEO.

Elements of Compensation

     The following chart summarizes the characteristics and primary purpose of each element in our compensation program.

Compensation Element	Characteristics	Primary Purpose
Base Salary	Annual fixed cash compensation.	Provide a minimum, competitive fixed amount of cash compensation based on individual performance, experience, skills, responsibilities and competitive pay levels.
Annual Cash Incentives	Annual variable cash compensation determined by overall Company financial performance.	Motivate and reward the achievement of annual financial objectives and, beginning for Fiscal 2012, individual performance.
Long-Term Equity Incentives	Long-term variable equity awards generally granted annually as a combination of stock options, Performance Share Units and service-based RSUs (“Service RSUs”).	Motivate and reward profitable growth and increases in share price over time. Align pay with CSC’s performance over multiple year performance cycles.
Post-Employment Benefits	Retirement and deferred compensation plans and “career” equity awards.	Offer competitive plans designed to attract and retain mid- and late-career senior executives.
Severance/ Change-in-Control	Contingent short-term compensation.	Provide assurance of short term compensation continuity to allow executives to remain focused on shareholder interests in a dynamic environment.
Perquisites and Benefits	Limited perquisites and health and welfare benefits.	Provide business-related benefits consistent with competitive practice to maximize executive efficiency and attract and retain key executives.

Fiscal 2011 Direct Compensation

     Total Direct Compensation

     The Committee makes decisions on the level of each element of total direct compensation (i.e., base salary, annual cash incentives, and long-term equity incentives) in the context of the total target direct compensation package to be awarded to each NEO and the relationship of that element to other elements of compensation. Because our focus is on performance, the Committee does not view aggregate amounts earned or benefits accumulated by an executive from prior service with the Company as a significant factor in making compensation decisions. In Fiscal 2011, the Committee generally targeted total direct compensation opportunities, as well as each element of direct compensation, for our CEO and, on average for the other NEOs, to approximate the market median, which is defined as the 50th percentile paid for comparable executive positions by a primary peer group that competes with CSC for executive talent. Please see “Benchmarking” below for a discussion of our primary peer group.

     Base Salary

     General. Base salary is the only fixed component of our NEOs’ total direct compensation and constitutes a small percentage of total direct compensation. Base salary is determined by the level of responsibility assumed by an executive, experience, performance during the prior fiscal year and competitive pay practices for comparable positions in our primary peer group. At the beginning of each fiscal year, the Committee reviews the base salary for each NEO and determines base salary adjustments, if any. The Committee considers how base salary adjustments affect annual cash incentives and long-term equity incentive grant values, as both are defined as a percentage of base salary. Base salary adjustments are typically made to reflect promotions, changes in responsibilities, performance, succession prospects and market trends.

     Fiscal 2011 Compensation. Following a freeze of our NEO base salaries for Fiscal 2010, in May 2010, for Fiscal 2011 the Committee increased the base salary for each of our NEOs to reflect strong individual and Company performance during the period ending April 2, 2010 (“Fiscal 2010”) as well as to address the gap between the NEO’s base salary and the median base salary in our primary peer group. Prior to the increases base salaries for our NEOs other than the CEO were below market median primarily due to a salary freeze from the prior year. The following table presents our NEOs’ Fiscal 2011 base salaries, the percentage increases over Fiscal 2010 and the percentage such base salary represents in total target direct compensation. In Fiscal 2011, Mr. Laphen’s base salary was at the market median. The other NEOs’ base salaries ranged from 10% below to three percent below the market median.

			Percentage of
		Increase	Total Target
	Fiscal 2011	Over Fiscal	Direct
Named Executive Officer	Base Salary ($)	2010	Compensation
Michael W. Laphen	1,125,000	7%	10%
Michael J. Mancuso	632,000	8%	20%
James D. Cook	580,000	5%	20%
Russell H. Owen	583,000	10%	20%
James W. Sheaffer	542,000	12%	20%

     Annual Incentive Compensation

     General. Annual cash incentives under the AMIP reward executive officers for performance relative to key financial measures that drive value for shareholders. Awards under the AMIP are directly linked to performance and are calculated using the following formula:

Base Salary x Target AMIP Percentage x Performance Payout Percentage

     At the beginning of each fiscal year, the Committee establishes each NEO’s Target AMIP Percentage, a percentage of his base salary, and the Performance Payout Percentages, which provide a range of payouts based on the Company’s performance over several key financial measures. The Performance Payout Percentages range from 150%, if performance greatly exceeds the Company’s targets, to 0%, if performance fails to reach minimum threshold levels.

     Target AMIP Percentage. Each NEO’s target AMIP value was established relative to market position and individual scope of responsibility and reflects the Committee’s ongoing strategy of moving our operating unit leaders to more performance-based variable pay. The table below reflects the target AMIP value, the Target AMIP Percentage and the percentage the AMIP award represents of total target direct compensation. In Fiscal 2011, Mr. Laphen’s target annual incentive compensation was seven percent above the market median. The other NEOs’ target annual incentive compensation ranged from five percent above to 13% above market median.

			Percentage of
			Total Target
	Target AMIP	Target AMIP	Direct
Named Executive Officer	Value ($)	Percentage	Compensation
Michael W. Laphen	2,250,000	200%	19%
Michael J. Mancuso	632,000	100%	20%
James D. Cook	638,000	110%	22%
Russell H. Owen	641,300	110%	22%
James W. Sheaffer	596,200	110%	22%

     Fiscal 2011 AMIP Financial Measures and Performance Goals. An executive officer’s actual earned and paid AMIP award is determined by the Company’s performance relative to the target performance levels of the four key financial measures described below. In Fiscal 2011, the Committee retained the Fiscal 2010 financial measures and weight of each measure to provide consistency, but increased the target for each financial measure. The Committee believed that these measures and corresponding performance goals provide a balanced scorecard of the Company’s annual operating performance and are consistent with the Company’s key business drivers designed to increase revenue and incent sustainable profitability. The Committee further believed that the breadth of financial performance measures for 2011 AMIP awards mitigates excessive risk taking. The table below describes each financial measure, its relative weight in determining Fiscal 2011 AMIP awards and the Company’s Fiscal 2011 goals.

			FY 2011 Goals*
			(millions, except
Financial Measures	Purpose	Weight	per share data)
Revenue	Primary measure of growth which requires expansion of current business and capture of new business.	30%	$16,953

Operating Income	Key component of profitability that reflects growth and profit margins.	30%	$1,524

Earnings Per Share	Primary measure of company-wide performance that reflects operating synergies and collaboration across lines of business.	20%	$5.30

Free Cash Flow	Key component of Company valuation reflecting liquidity and profitability.	20%	$759

*	All measures adjusted for divestiture of Mission Solutions LLC.

     Performance Payout Percentage. For Fiscal 2011, the Committee established two schedules that determine payouts at various performance levels, one for EPS and another for Revenue, OI and FCF. These schedules provide for reduced payouts if results fall below target performance levels, down to a threshold level, below which no payouts are earned. Similarly, increased payouts are provided, up to a cap (150%), if results exceed target performance levels. In order to assure profitable revenue, the Company must achieve the OI target before the payout for Revenue results can exceed 100%. Further, in Fiscal 2011, in order to achieve any Revenue payout under the AMIP, the Company must achieve 75% of the OI target.

     Threshold, on-target and maximum payout percentages for AMIP performance measures are indicated below. Actual payouts are determined by extrapolating between multiple achievement/payout points interspersed between the points listed in the table below.

	REVENUE, OI and FCF		EARNINGS PER SHARE
	Achievement1	Payout2	Achievement1	Payout2
Maximum	≥120%	150%	≥108.5%	150%
On-Target	100%	100%	100%	100%
Threshold	75%	50%	87.5%	50%
Below Threshold	<75%	0%	<87.5%	0%
____________________

1.	Percentage of target performance level.

2.	Percentage of target payout.

     At the end of the fiscal year, the Committee determines the individual payout percentages for each financial measure which establishes the Performance Payout Percentage by calculating the combined weighted average of all of the individual payout percentages for each financial measure.

     Fiscal 2011 Financial Results and AMIP Payout. At the end of Fiscal 2011, the Committee reviewed the Company’s performance against each financial measure and established the Payout Percentage for Fiscal 2011 by calculating the combined weighted average of all of the payout percentages for each financial measure. The results are as follows:

Fiscal Year 2011 AMIP Goals and Performance Results
		Target1	Results
Financial Measures	Weight	(millions except EPS)	(millions except EPS)	Achievement	Payout
Revenue2	30%	$16,953	$16,119	95.1%	90.2%
Operating Income3	30%	$1,524	$1,233	80.9%	61.8%
Earnings Per Share	20%	$5.30	$4.55	85.9%	0.0%
Free Cash Flow4	20%	$759	$623	82.1%	64.2%
Total	100%	Weighted Average Payout			58.4%
____________________

1.	All measures adjusted for divestiture of Mission Solutions LLC.

2.	Excludes revenue from acquisitions.

3.	Consists of revenue less cost of services, depreciation and amortization expense and segment general and administrative (G&A) expense, excluding corporate G&A.

4.	Consists of operating cash flow, investing cash flow, excluding business acquisitions, dispositions and purchase or sale of available for sale securities and payments on capital leases and other long term asset financings.

     The following annual incentive compensation awards were approved by the Board for Mr. Laphen and by the Committee for the other NEOS:

Fiscal Year 2011 AMIP Awards
	Base Salary	Target	Target	Actual Award	Paid Award
Named Executive Officer	($)	Percentage	Award ($)	Paid ($)	(% of Target)
Michael W. Laphen	1,125,000	200%	2,250,000	1,314,000	58.4%
Michael J. Mancuso	632,000	100%	632,000	369,100	58.4%
James D. Cook	580,000	110%	638,000	372,600	58.4%
Russell H. Owen	583,000	110%	641,300	374,500	58.4%
James W. Sheaffer	542,000	110%	596,200	348,200	58.4%

     Long-Term Incentive Compensation

     General. Long-term incentive (“LTI”) compensation is the largest component of our executive compensation program and is comprised of annual grants of stock options (“Stock Options”), Performance Share Units and Service RSUs. At the beginning of each fiscal year, the Committee establishes the target long-term incentive grant value for each NEO and the mix of grant values for each component of long-term incentive compensation. The target long-term incentive grant values were determined relative to market median, individual performance during the previous fiscal year and succession considerations; and are expressed as a multiple of base salary.

     Fiscal 2011 LTI Target Percentage. In Fiscal 2011, the Committee increased Mr. Mancuso’s target long-term incentive grant value from 250% to 300% of his base salary and Mr. Laphen’s long-term incentive grant value from 700% to 750% of his base salary to better align them with market median and to reward strong Fiscal 2010 performance. Messrs. Cook, Owen and Sheaffer’s target long-term incentive percentages remained unchanged at 300% of base salary. The following table presents the Fiscal 2011 target long-term incentive grant values, the Target LTI Percentage and long-term incentives as a percentage of total target direct compensation. In Fiscal 2011, Mr. Laphen’s target long-term incentive compensation was four percent above the market median. The other NEOs’ target long-term incentive compensation ranged from five percent below market median to five percent above market median.

				Percentage of
				Total Target
	Base Salary	Target LTI	Target LTI	Direct
Named Executive Officer	($)	Percentage	Value ($)	Compensation
Michael W. Laphen	1,125,000	750%	8,437,500	71%
Michael J. Mancuso	632,000	300%	1,896,000	60%
James D. Cook	580,000	300%	1,740,000	59%
Russell H. Owen	583,000	300%	1,749,000	59%
James W. Sheaffer	542,000	300%	1,626,000	59%

     Components of Long-Term Incentive Compensation. The graph below depicts the percentage of long-term incentive grant value delivered as Stock Options, Performance Share Units and Service RSUs for Fiscal 2011.

Fiscal 2011 Long-Term Incentive Mix

     Stock Options. The Committee determined that long-term incentives for Fiscal 2011 should be weighted most heavily toward Options, which provide value to executives only if the market value of our common stock appreciates over time. The exercise price for each Option is not less than the fair market value of our common stock on the grant date, and one-third of the Options become exercisable or “vest” on each of the first three anniversaries of the grant date. See “Fiscal 2011 Compensation” below for a discussion of how the number of shares underlying this and each other equity award was determined.

     Performance Share Units. Performance Share Units provide an opportunity for our executives to earn common stock if certain performance criteria are met over a specified performance period. The number of Fiscal 2011 Performance Share Units which vest and are settled in shares of our common stock will vary depending on our performance over a three-year performance period ending on March 29, 2013. Our Fiscal 2011 Performance Share Units, granted in May 2010, will vest based on our three-year growth in revenue relative to an index of companies1 with which we compete in the commercial and public sector markets (the “Peer Index”) and our three-year average ROIC. The Committee established the same financial measures for the Fiscal 2010 and Fiscal 2011 Performance Share Units.
____________________

1	The commercial sector companies are: Accenture Ltd., Automatic Data Processing, Inc., ATOS Origin, Cap Gemini S.A., CGI Group, Inc., Cognizant Technology Solutions Corp., Convergys Corporation, Deutsche TeleKom AG – Systems Solutions, HP – HP Enterprise Business-Services, IBM - Global Technology Services and Global Business Services, Siemens AG – IT Solutions and Services, Syntel, Inc., Tata Consultancy Services Limited, Unisys – Services and Wipro Ltd. The public sector companies are: Boeing – Global Services and Support, CACI International Inc., Dynamics Research Corp, General Dynamics Corp. – Information Systems and Technology, L-3 Communications Holdings Inc. – Government Services, Aircraft Modernization and Maintenance, Lockheed Martin – Information Systems & Global Services, ManTech International, MAXIMUS, Inc., NCI, Inc., Northrop Grumman – Information Systems, Technical Services, Raytheon – Intelligence and Information Systems, Technical Services, Network Centric Systems, SAIC, Inc. and SRA International Inc.

Financial Measure	Purpose
Relative Revenue Performance	Measures our market share performance, relative to our competitors, in the commercial and federal markets and requires both sustaining and growing current business and capturing new business.

ROIC	Key component of profitability that challenges executives to achieve annual and long-term profitable growth.

     The Committee believes that our long-term revenue performance should be measured by CSC’s ability to increase market share relative to the companies with which CSC competes in all segments of our business. Therefore, the Committee evaluates the Company’s Relative Revenue Performance over the applicable performance period against the size-weighted revenue performance of our peer companies in the commercial and federal sectors, which are then combined into an overall Peer Index. The Committee believes this index represents an appropriate mix of companies to evaluate our effectiveness at both generating revenue and improving our market share.

     The methodology employed for the calculation of Relative Revenue Performance provides guidance for variables within the business environment that impact the comparability of CSC revenue growth and that of the Peer Index companies. Baseline revenue amounts are adjusted to reflect material acquisitions, divestitures and segment realignments. In addition, the Peer Index companies are disaggregated into either a federal or commercial index which allows the revenue growth results of each index to be weighted based on CSC’s relative activity within these sectors.

     The following Performance Share Unit Cycle Payout Matrix depicts the payout for achievement of various combinations of Relative Revenue and ROIC. The number of Performance Share Units that vest at the end of the performance period ranges from zero if revenue underperforms the Peer Index by 3% and ROIC drops to 8.5%, to 200% of the target number of shares if revenue exceeds the Peer Index by 3% and ROIC reaches 11.5% The Committee established similar performance measures for our Fiscal 2010 two-year Performance Share Units. Each vested Performance Share Unit is settled in one share of common stock.

     As noted on the chart below, at the end of the two-year performance period ended April 1, 2011, none of the Performance Share Units vested because Company revenue growth of -1.36% versus that of the Peer Index (2.07%) resulted in a Relative Revenue Performance of –3.43%. Relative Revenue Performance below -3.00 resulted in no payout, notwithstanding achievement of ROIC of 9.96%*.

		Return on Invested Capital (ROIC)
		Over Performance Period
% of Target Shares Earned
		8.5%	9.0%	9.5%	10.0%	10.5%	11.0%	11.5%
	3.0%	60%	83%	107%	130%	153%	177%	200%
Relative Revenue	2.0%	50%	73%	97%	115%	143%	167%	190%
Performance over	1.0%	40%	63%	87%	100%	133%	157%	180%
Performance Period	0.0%	30%	53%	77%	90%	123%	147%	170%
	-1.0%	20%	43%	67%	80%	113%	137%	160%
	-2.0%	10%	33%	57%	70%	103%	127%	150%
	-3.0%	0%	23%	47%	60%	93%	117%	140%
Two-Year Performance				•

*	adjusted through the second quarter of Fiscal 2011 to reflect $1 billion of the $1.5 billion drawdown under the Company’s revolving credit facility in Fiscal 2009 as a result of the then-existing liquidity crisis.

     Service RSUs. Service RSUs provide an opportunity for executives to earn CSC common stock if they remain with the Company for a specified period of time. Service RSUs vest 100% on the third anniversary of the grant date and are settled in shares of CSC common stock. The Committee believes that these awards are effective in enhancing retention of key executives and motivating efforts to increase Company share price over the long term.

     Fiscal 2011 Compensation. The target award value and the number of underlying shares2 granted for each element of LTI compensation is as follows:

Fiscal 2011 Long-Term Incentive Awards

				Performance
		Stock Options		Share Units		Service RSUs
	Target Long-	Target	Stock	Target	Share	Target
	Term Incentives	Award Value	Options	Award Value	Units	Award Value	Share Units
Named Executive Officer	($)	($)	(#)	($)	(#)	($)	(#)
Michael W. Laphen	8,437,500	3,375,000	189,179	2,531,250	47,723	2,531,250	47,723
Michael J. Mancuso	1,896,000	758,400	42,511	568,800	10,724	568,800	10,724
James D. Cook	1,740,000	696,000	39,013	522,000	9,842	522,000	9,842
Russell H. Owen	1,749,000	699,600	39,215	524,700	9,893	524,700	9,893
James W. Sheaffer	1,626,000	650,400	36,457	487,800	9,197	487,800	9,197

     Fiscal 2011 Total Target Direct Compensation

     The chart below displays each element of target direct compensation described above and the resulting amounts. As noted above in the discussion of each element of compensation, an executive officer’s actual compensation will vary from the Committee’s targets based on our financial results and our stock price performance. In Fiscal 2011, Mr. Laphen’s total target direct compensation was four percent above the market median. The other NEOs’ total target direct compensation ranged from three percent below market median to five percent above market median.

				Total Target
		Target Annual	Target Long-Term	Direct
	Base Salary	Cash Incentives	Equity Incentives	Compensation
Named Executive Officer	($)	($)	($)	($)
Michael W. Laphen	1,125,000	2,250,000	8,437,500	11,812,500
Michael J. Mancuso	632,000	632,000	1,896,000	3,160,000
James D. Cook	580,000	638,000	1,740,000	2,958,000
Russell H. Owen	583,000	641,300	1,749,000	2,973,300
James W. Sheaffer	542,000	596,200	1,626,000	2,764,200

Other Executive Compensation

     Post-Employment Benefits

     Retirement Plans. Retirement and deferred compensation benefits encourage long-term service and the Committee views such benefits as a component of our executive compensation program. As such, we offer our employees, including the NEOs, a retirement program that provides the opportunity to accumulate retirement income. We periodically review our benefits program against our Peer Group and aim for the program to be at or near the market median.
____________________

2
In accordance with CSC’s Equity Grant Policy, the target award values listed in this table generally differ from the award values listed in the Summary Compensation Table. In order to determine the number of stock options to award, the grant value for options is divided by the fair market value of an option determined by using the average closing price of CSC stock for the three-month period ending on the grant date and the Black Scholes option pricing model. In contrast, the grant values in the Summary Compensation Table are determined using the grant date closing price. The number of shares underlying our Performance Share Units and Service RSUs is calculated by dividing the target value for each component by the average closing price of CSC stock for the three-month period ending on the grant date. This method is employed to reduce the impact of stock price spikes, either positive or negative, when determining the number of shares underlying these awards.

Retirement Plans
CSC Matched Asset Plan (“MAP”)	Broad-based, qualified, defined contribution 401(k) plan with company match on a portion of employee contributions and participant-directed investment alternatives.
Pension Plan	Prior to July 10, 2009, employees could participate in a broad-based, qualified pension plan which offered post retirement income based on a combination of employee and company contributions. Effective July 10, 2009, the plan was closed to new entrants and future accruals stopped for most participants, including the NEOs. Additional details can be found under “Pension Benefits” below.
Deferred Compensation Plan	CSC maintains the CSC Deferred Compensation Plan, which is offered to approximately 1,200 executives annually. This unfunded plan allows participants to defer receipt of annual incentive compensation and, in some cases, salary to a date certain to save for events such as college education or retirement. Additional details can be found under “Fiscal Year 2011 Nonqualified Deferred Compensation” below.
Supplemental Executive Retirement Plan (“SERP”) and Excess Plan	Prior to October 28, 2007, selected executive officers could participate in these unfunded nonqualified defined benefit pension plans. The plans were closed to new participants as of October 28, 2007. Messrs. Laphen, Cook and Owen participate in the SERP and Excess Plan. Additional details can be found under “SERP and Excess Plan” below.

     Career Shares. CSC grants Career Shares to a limited number of key executives who are not participants in the SERP and the Excess Plan. Career Shares are delivered through RSUs which vest (but with a deferred delivery date) upon a recipient reaching age 65 or age 55 or older with 10 years or more of service, or as otherwise determined by the Compensation Committee. Delivery of shares is deferred until retirement and is spread ratably over the 10 years following retirement, thereby continuing to tie a portion of the executive’s post-retirement income to share value and promoting long-term alignment with shareholder interests. The Career Shares program is a valuable tool in attracting and retaining mid-to-late career senior executives. Messrs. Mancuso and Sheaffer each received a Career Shares grant in Fiscal 2011. The Fiscal 2011 grants were valued using the same formula approved in Fiscal 2010 (25% of base salary earned plus the AMIP payout (rather than target)).

     Severance and Change-in-Control Compensation

     In order to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals, we offer certain post-employment benefits to a select group of executive officers, including our NEOs. With the exception of the CEO, these post-employment benefits are limited to the payments and benefits provided under Severance Plan for Senior Management and Key Employees (the “CIC Severance Plan”). The CIC Severance Plan provides reasonable income and benefits continuity protection to the executive for the limited case in which the employment of an NEO is terminated without cause or for good reason during a specified window of time following a change in control. The CIC Severance Plan is intended to preserve executive productivity and encourage retention in an actual or potential change in control of the Company. We believe the importance of these benefits increases with the position and level of responsibility of the executive. Additional details regarding the Severance Plan can be found under “Severance Plan for Senior Management and Key Employees” below.

     In addition to the Severance Plan, the Company has entered into an employment agreement with Mr. Laphen, which contains a severance arrangement. This severance feature only applies to terminations absent a change in control and does not apply if Mr. Laphen becomes eligible for payments under the CIC Severance Plan. Additional details are provided under “Employment and Other Agreements” below. The Company maintains no other severance arrangements for the benefit of our executive officers.

     Perquisites and Other Benefits

     Health Care Benefits. CSC provides a comprehensive set of benefits to eligible employees, including medical, dental, life, disability and accident. These benefits are available to all U.S. employees generally, including the NEOs, and are comparable to those provided by our Peer Group. These programs are designed to provide certain basic quality of life benefits and protections.

     Perquisites. CSC provides certain limited perquisites to senior executives, including the NEOs, in order to enhance their security and productivity. The Compensation Committee reviews the perquisites provided to the NEOs annually as part of their overall review of executive compensation. As part of this review, the Compensation Committee eliminated tax gross-ups on financial counseling services effective for Fiscal 2011 and is phasing out CSC’s automobile program, which had been offered to the NEOs and other members of senior management, over the next year. The Compensation Committee has determined that it is reasonable and competitive to provide relocation benefits to newly hired or relocated executives.

     In addition, the CEO may use Company owned or leased aircraft for personal purposes and, at times, is advised to use such aircraft for security reasons even if for personal travel. The CEO is taxed on the value of this usage according to IRS rules and no tax gross-up is provided for personal usage of corporate aircraft. Security services are also provided to the CEO. See notes to the Summary Compensation Table.

Compensation Framework

     Role of the Management

     The CEO, with the assistance of the Vice President and Chief Human Resources Officer, conducts an annual review of the total compensation of each executive officer, including the NEOs. The CEO’s review includes an assessment of each executive officer’s performance, the performance of the individual’s respective business or function, employee retention considerations, succession potential and competitive market. Following such review, the CEO recommends the level of base salary increase (if any), target annual incentive award, and the target long-term incentive award for the executive officers to the Compensation Committee. Following the conclusion of Fiscal Year 2011, the CEO assessed the members of his senior leadership team, including the NEOs, on the basis of leadership, strategy and planning, operational excellence, customer relations and talent development. These assessments formed the basis of his recommendations for each element of Fiscal 2012 target compensation.

     Role of the Compensation Committee

     The Compensation Committee, which is comprised entirely of independent directors, is responsible for overseeing the Company’s compensation policies and programs. In fulfilling its responsibilities, the Committee undergoes an annual review of general trends in executive compensation, compensation design, and the total value and mix of compensation for our executive officers. This process includes a review of the total compensation of each executive officer, taking into consideration internal pay equity, tenure and performance of various executive officers, future contributions, succession, competitive market information and benchmark data.

     Chief Executive Officer Compensation. The Compensation Committee works directly with the Compensation Consultant to provide a decision-making framework for use in making a recommendation for the Chairman and CEO’s total target direct compensation. The Committee establishes the corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of such goals and makes a recommendation to the Board for the CEO’s compensation. The independent directors of the Board review the Committee’s recommendations and determine the CEO’s total compensation. At the close of Fiscal 2011, the CEO completed and submitted to the Board for its consideration a Fiscal 2011 performance self-assessment, which the Board considered in setting Fiscal 2012 CEO compensation. As with the senior leadership team, the categories for assessment were leadership, strategy and planning, operational excellence, customer relations and talent development in addition to the overall financial and strategic performance of the Company.

     Role of Compensation Consultant

     To assist the Compensation Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant. See “Board Structure and Committee Composition” above for details regarding the Committee’s authority to retain independent advisors. In Fiscal 2011, the Committee completed its review of alternatives to Towers Watson in order to ensure the independence of the Committee’s Compensation Consultant and in September 2010 the Committee retained Pay Governance as its independent compensation consultant based on Pay Governance’s independence and reputation.

     In Fiscal 2011, Pay Governance reported directly to the Compensation Committee as an independent consultant. In this role, Pay Governance consulted with the Committee on executive compensation matters generally, including advising on trends and best practices in the design, composition and policies of executive compensation programs and providing commentary and advice on management proposals to the Committee. Specifically, during Fiscal 2011, the Compensation Consultant advised the Committee on:
  Pay practice trends;

  Proxy trends;

  Say on Pay;

  CEO performance evaluation;

  Pay for performance; and

  Executive retirement benefit trends.
     The Compensation Consultant also attended all Committee meetings at the request of the Committee Chair. For Fiscal 2011, fees paid to Pay Governance for advising the Compensation Committee on executive and director compensation were $147,211. Other than the work it performed in Fiscal 2011 for the Compensation Committee, Pay Governance did not provide any consulting services to CSC or its executive officers.

     Benchmarking

     CSC participates in several executive compensation surveys that provide general trend information and details on levels of salary, target annual and long-term incentives and the relative mix of each element in total compensation. As previously stated, the Compensation Committee targets approximately the median compensation of its primary peer companies. The Committee has identified the companies below as CSC’s primary peer group for the purposes of benchmarking pay levels as well as practices (the “primary peer group”). The Committee chose these companies as our primary peers because they had annual revenues approximately 50% to 200% of CSC’s annual revenues, compete with CSC in the commercial and/or public sector market, share a common core technology which includes information technology services or technical systems, and compete with CSC for executive talent.

Company Name	Revenue ($ in billions)*
Northrop Grumman Corp.	34.8
Honeywell International Inc.	33.4
General Dynamics Corp.	32.5
Raytheon Co.	25.2
Accenture, plc	23.1
Xerox Corp.	21.7
Motorola Solutions, Inc.	19.3
EMC Corporation	17.0
L-3 Communications Holdings, Inc.	15.7
Texas Instruments, Inc.	14.0
SAIC, Inc.	11.1
Textron, Inc.	10.5
Automatic Data Processing, Inc.	8.9

*	Represents revenue reported on Form 10-K from April 1, 2010 through March 31, 2011

      Although the Committee has selected the companies listed above as our primary peer group, the nature of CSC’s public sector and global commercial business requires the Committee to utilize market data of certain of the companies on a standalone basis, as well as specific operating units within others of these corporations. The Committee faces difficulty in benchmarking CSC’s compensation programs as it is required to benchmark CSC compensation levels against incongruent compensation and performance data. The individual operating units reviewed by the Committee include General Dynamics Corp. – Information Systems and Technology, L-3 Communications Holdings Inc. – Government Services, Lockheed Martin – Information Systems & Global Services, Northrop Grumman – Information Systems, Technical Services and Raytheon – Intelligence and Information Systems, Technical Services, Network Centric Systems.

     The Compensation Committee reviews the pay practices (not pay levels) of several other companies including Dell, Oracle Corporation, Unisys Corp., Hewlett-Packard Company, International Business Machines Corp., and Lockheed Martin Corporation to gain insights into market trends in executive compensation.

Additional Compensation Policies

     In addition to the components of our executive compensation program, we maintain the compensation policies described below.

     Derivatives Trading

     The Board of Directors has adopted a policy prohibiting directors, corporate officers and each employee of CSC or its subsidiaries who are financial insiders, and members of their immediate family, from entering into any transactions in CSC’s securities except during announced trading periods, pursuant to a trading plan under 10b5-1 of the Exchange Act or as otherwise permitted by the Company’s General Counsel prior to entering any such transaction. In addition, CSC prohibits directors, officers and financial insiders, and members of their immediate family, from derivative security transactions with respect to equity securities of CSC. CSC also discourages persons subject to such policy from margining or pledging of CSC stock to secure a loan or purchase shares of CSC stock on margin.

     Equity Ownership Guidelines

     The Compensation Committee has adopted equity ownership guidelines for senior level executives to encourage them to build their ownership position in our Common Stock over time and retain shares they earn through our equity incentive plans. The Compensation Committee believes that stock ownership by our executive officers further aligns their interests with those of long-term stockholders. Under the equity ownership guidelines, each senior level executive has five years from the date they become subject to such guidelines to achieve the following equity ownership levels:

Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	750%
Other Named Executive Officers	300%

     The Compensation Committee reviews compliance with the guidelines on an annual basis and considers the amount of common stock held directly or through the Company’s 401(k) plan, Career Shares, Performance Share Units and other RSUs in determining whether an executive has achieved his or her designated equity ownership level. In Fiscal 2011, all NEOs were in compliance with the ownership guidelines.

     Tax Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits a company’s annual tax deduction for compensation to its CEO and its three other highest-paid executive officers employed at year-end (other than the CFO) to $1 million per person, unless, among other things, the compensation is “performance-based,” as defined in Section 162(m), and provided under a plan that has been approved by the shareholders. It is our policy to design and administer our compensation program in a tax efficient manner and the Compensation Committee considers the Section 162(m) deduction limitation’s impact on the Company. As noted above, compensation decisions are made, among other things, to ensure market competitiveness and to reward outstanding performance. Sometimes this results in compensation amounts being non-deductible under Section 162(m). For example, since the CEO’s salary is above the $1,000,000 threshold, a portion of his salary and his perquisites are not deductible by the Company. In Fiscal 2011, substantially all such compensation was deductible and the effects of any loss of such deduction were insignificant.

     Compensation Recoupment Policy

     CSC maintains a compensation recoupment or “clawback” policy that permits the Company to recover performance based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allows for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. In addition, under the Company’s equity grant agreements, employees may be required to forfeit awards or gains if a recipient breaches the non-competition or non-solicitation of employees or non-disclosure provisions of such agreements.

     Contracts and Agreements

     Currently, the Company is not a party to any employment agreement with any of the NEOs, other than Mr. Laphen. Additional details regarding Mr. Laphen’s employment agreement can be found under “Employment and Other Agreements” below.

Summary Compensation Table

     The following table provides information on the compensation of the NEOs in the Fiscal Years indicated.

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary2	Awards3	Awards4	Compensation5	Earnings6	Compensation7	Total
Name & Principal Position1	Year	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael W. Laphen	2011	1,107,692	4,602,406	2,703,160	1,314,000	2,606,789	212,301	12,546,348
Chairman, President	2010	1,050,000	5,039,322	3,342,614	2,457,000	3,462,606	175,801	15,527,343
and Chief Executive	2009	1,057,692	4,036,127	2,181,654	2,142,400	—	150,438	9,568,311
Officer

Michael J. Mancuso	2011	621,154	1,322,674	607,435	369,100	—	26,925	2,947,288
Vice President and	2010	585,000	1,117,359	665,113	684,100	—	26,352	3,077,924
Chief Financial Officer	2009	202,500	963,861	523,404	198,900	—	4,863	1,893,528

James D. Cook	2011	573,562	949,162	557,453	372,600	907,341	16,433	3,376,551
President, Business Solutions &
Services Sector

Russell H. Owen	2011	570,769	954,080	560,339	374,500	942,675	17,777	3,420,140
President, Managed
Services Sector

James W. Sheaffer	2011	528,569	1,138,377	520,930	348,200	51,442	9,034	2,596,552
President, North American
Public Sector
____________________

1.	Mr. Mancuso was elected Vice President and Chief Financial Officer effective December 1, 2008. Messrs. Cook, Owen, and Sheaffer were elected executive officers at the August 9, 2010 Annual Meeting.

2.	The amounts shown in Column (c) reflect all salary earned during the fiscal year, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

3.	The amounts shown in Column (d) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for Performance Share Units, Service RSUs and Career Shares, where applicable, granted during the fiscal year.

Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Note 1 of the Company’s 2011 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. None of the NEOs forfeited RSUs during Fiscal Year 2011.

A portion of the stock awards granted consisted of Performance Share Units. The amounts shown in Column (d) for Fiscal Year 2009 include the One-Time Award granted in Fiscal Year 2010 which replaced the 2009 awards of Performance Share Units canceled in May 2009. For all Performance Share Units, the amounts in Column (d) reflect the value at the grant date based upon the probable outcome of their respective performance conditions. As noted in the Option Exercises and Stock Vested table below, the One-Time Award granted in Fiscal 2010 paid out at 0% of target based on the Company’s performance over the two-year performance period. The maximum grant date value of 2011 stock awards is as follows:

2011 Stock Awards
Name	at Maximum Value
Michael W. Laphen	$6,903,609
Michael J. Mancuso	$1,839,785
James D. Cook	$1,423,743
Russell H. Owen	$1,431,120
James W. Sheaffer	$1,581,856

4.	The amounts shown in Column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock options granted during the fiscal year.

Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of stock options, reference is made to the section of Note 1 of the Company’s 2011 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. None of the NEOs forfeited stock options during Fiscal Year 2011.

5.	The amounts shown in Column (f) reflect amounts earned during the fiscal year under the AMIP, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

6.	The amounts shown in Column (g) for Fiscal Year 2011 reflect the sum of (i) the aggregate annual change in the actuarial present value of the NEOs’ accumulated benefit under the Pension Plan, SERP and the Excess Plan plus (ii) the NEOs’ above market or preferential earnings during the fiscal year under the Deferred Compensation Plan, if any. Messrs. Laphen, Cook and Owen are participants in the Pension Plan, SERP and Excess Plan. Messrs. Sheaffer and Cook participate in the Deferred Compensation Plan.

	Annual Increase in	Annual Increase in	Annual Increase in	Preferential Earnings
	Accumulated Benefit	Accumulated Benefit	Accumulated Benefit	Under Deferred
	Under Pension Plan	Under SERP	Under Excess Plan	Compensation Plan
Name	at April 1, 2011	at April 1, 2011	at April 1, 2011	During Fiscal Year 2011	Total
Michael W. Laphen	$124,898	$2,417,849	$64,042	—	$2,606,789
Michael J. Mancuso	—	—	—	—	—
James D. Cook	$56,351	$769,198	$34,996	$46,826	$907,341
Russell H. Owen	$62,896	$867,631	$12,148	—	$942,675
James W. Sheaffer	—	—	—	$51,442	$51,442

7.	The Company provided the following perquisites and other personal benefits, or property, to NEOs, except as indicated: personal use of Company aircraft (Mr. Laphen), financial planning assistance (Messrs. Laphen and Mancuso), security (Mr. Laphen), and automobile. In addition, the Company provides to the NEOs, matching contributions to the Company’s broad-based 401(k) defined contribution plan and premiums for life insurance policies for the benefit of the NEOs, none of whom has, or will receive or has been allocated, an interest in any cash surrender value under these policies. Column (h) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. The incremental cost of each perquisite representing more than 10% of the value of all of an executive’s perquisites or, if greater, more than $25,000 and the amount of matching contributions to the defined contribution plan and life insurance premiums paid for each NEO in Fiscal Year 2011 are set forth below. None of the NEOs received any tax reimbursements during Fiscal Year 2011.

Amounts reported in Column (h) which meet the threshold for incremental disclosure as described above, include the following for each of the NEOs:

Mr. Laphen: automobile, $34,125; personal use of aircraft, $134,970; matching contribution to the defined contribution plan, $6,490; and life insurance premiums, $2,400. The incremental cost of Mr. Laphen’s use of Company aircraft is based on the variable costs to the Company, including fuel costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries.

Mr. Mancuso: automobile, $16,569; financial planning services, $3,750; matching contribution to the defined contribution plan, $5,117; life insurance premiums, $1,489.

Mr. Cook: automobile, $11,286; matching contribution to the defined contribution plan, $3,772; and life insurance premiums, $1,376.

Mr. Owen: automobile, $10,748; matching contribution to the defined contribution plan, $5,661 and life insurance premiums, $1,367.

Mr. Sheaffer: matching contribution to the defined contribution plan, $7,768 and life insurance premiums, $1,266.

Summary of CEO Compensation Realized in Fiscal 2011

     The table below provides a different perspective on compensation that is supplemental to the information contained in the Summary Compensation Table. This table provides details of actual pre-tax income realized by our CEO during Fiscal 2011 from base salary, annual incentive compensation and from long term incentive compensation regardless of the year in which the equity award was granted. It does not include changes in pension value and non-qualified deferred compensation or other compensation included in column “h” of the Summary Compensation Table.

     In addition, this table facilitates comparison of approved or award date value versus actual income earned and received for each component of compensation. As such, it provides further evidence of the pay for performance underpinning of our executive compensation program by demonstrating diminished realized income, especially in our annual and long term incentive programs, relative to potential during a period of minimal appreciation in shareholder value.

			Pre-Tax
	Applicable	Annual Rate/	Realized
Cash Compensation	Period	Target ($)	Income ($)	Explanation
Salary	Fiscal 2011	1,125,000	1,107,692	Following the Fiscal 2010 salary freeze, Mr. Laphen’s annual salary rate was increased by 7% effective June 26, 2010. Fiscal 2011 salary earned includes 6 bi-weekly paychecks at the Fiscal 2010 annual salary rate of $1,050,000 and 20 biweekly paychecks at the Fiscal 2011 annual salary rate.

Annual Cash Incentive	Fiscal 2011	2,250,000	1,314,000	Based upon CSC’s Fiscal 2011 performance, Mr. Laphen’s actual AMIP award was 58.4% of his target award of 200% of annual salary rate. Please see “Annual Incentive Compensation” for additional details.

Total Cash Compensation		3,775,000	2,421,692

			Pre-Tax
	Applicable	Award	Realized
Equity Compensation	Period	Date Value ($)	Income ($)	Explanation
Restricted Stock	5/2005-5/2010	322,193	361,759
This award was granted while Mr. Laphen was President and COO of CSC. 7,273 shares of CSC stock were delivered on May 23, 2010 at the end of the five year vesting period. Pre-Tax Realized Income was 12.3% above the grant date value which is equal to the percentage increase in CSC stock price on the date of release ($49.74) relative to the share price on the grant date ($44.30).

Stock Option	5/2002-5/2010	247,650	75,000
This award was granted while Mr. Laphen was President of CSC European Group. All 15,000 shares underlying this award were exercised at an aggregate net gain of $5 per share before tax reflecting a 10.5% increase in CSC stock price at the time of exercise ($51.90) relative to the grant date/exercise price ($46.90).

			Pre-Tax
	Applicable	Award	Realized
Equity Compensation	Period	Date Value ($)	Income ($)	Explanation
Service RSUs	5/2006-5/2010	469,645	422,044
This award was granted while Mr. Laphen was President and COO of CSC. The issuance of 8,485 shares on settlement of the RSUs is the second of three equal tranches which vest on the third, fourth and fifth anniversaries of the grant date. Pre-Tax Realized Income was 10.1% below the grant date value which is equal to the percentage decline in CSC stock price on the date of release ($49.74) relative to the share price on the grant date ($55.35).

Service RSUs	6/2007-6/2010	836,845	765,631
This award was granted shortly after Mr. Laphen was elected President and CEO of CSC. The issuance of 15,152 shares on settlement of the RSUs is the first of three equal tranches which vest on the third, fourth and fifth anniversaries of the grant date. Pre-Tax Realized Income was 8.5% below the grant date value which is equal to the percentage decline in CSC stock price on the date of release ($50.53) relative to the share price on the grant date ($55.23).

Performance Shares Units	5/2009-5/2011	1,919,745	0	Mr. Laphen was in his current role as Chairman, President and CEO of CSC when this award was granted. The grant date value represents the value of this award if 100% of the target number of units (45,578) were earned, based on the closing price of CSC stock on the grant date. Actual performance was below target on both the relative revenue and two-year ROIC factors resulting in 0%, or no PSUs being earned and issued on settlement.

Total Equity Compensation		3,796,078	1,624,434
Total Realized Compensation			4,046,126

Grants of Plan-Based Awards

     The following table provides information on AMIP awards, RSUs and stock options granted to the NEOs in the Fiscal Year ended April 1, 2011.

									All Other	All Other
									Stock	Option		Grant
									Awards;	Awards;	Exercise	Date Fair
									Number of	Number of	or Base	Value of
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price of	Stock and
			Non-Equity Incentive Plan Awards1			Equity Incentive Plan Awards2			Stock or	Underlying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units3	Options	Awards	Awards2
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Michael W. Laphen
AMIP	—	—	1,125,000	2,250,000	3,375,000	—	—	—	—	—	—	—
RSUs – Service	5/25/2010	5/19/2010	—	—	—	—	—	—	47,723	—	—	2,301,203
RSUs – Performance	5/25/2010	5/19/2010	—	—	—	4,772	47,723	95,446	—	—	—	2,301,203
Stock Option	5/25/2010	5/19/2010	—	—	—	—	—	—	—	189,179	48.22	2,703,160
Michael J. Mancuso
AMIP	—	—	316,000	632,000	948,000	—	—	—	—	—	—	—
RSUs – Service	5/25/2010	5/18/2010	—	—	—	—	—	—	10,724	—	—	517,111
RSUs – Performance	5/25/2010	5/18/2010	—	—	—	1,072	10,724	21,448	—	—	—	517,111
RSUs – Career Shares	5/25/2010	5/18/2010	—	—	—	—	—	—	5,982	—	—	288,452
Stock Option	5/25/2010	5/18/2010	—	—	—	—	—	—		42,511	48.22	607,435
James D. Cook
AMIP	—	—	319,000	638,000	957,000	—	—	—	—	—	—	—
RSUs – Service	5/25/2010	5/18/2010	—	—	—	—	—	—	9,842	—	—	474,581
RSUs – Performance	5/25/2010	5/18/2010	—	—	—	984	9,842	19,684	—	—	—	474,581
Stock Option	5/25/2010	5/18/2010	—	—	—	—	—	—	—	39,013	48.22	557,453
Russell H. Owen
AMIP	—	—	320,650	641,300	961,950	—	—	—	—	—	—	—
RSUs – Service	5/25/2010	5/18/2010	—	—	—	—	—	—	9,893	—	—	477,040
RSUs – Performance	5/25/2010	5/18/2010	—	—	—	989	9,893	19,786	—	—	—	477,040
Stock Option	5/25/2010	5/18/2010	—	—	—	—	—	—	—	39,215	48.22	560,339
James W. Sheaffer
AMIP	—	—	298,100	596,200	894,300	—	—	—	—	—	—	—
RSUs – Service	5/25/2010	5/18/2010	—	—	—	—	—	—	9,197	—	—	443,479
RSUs – Performance	5/25/2010	5/18/2010	—	—	—	920	9,197	18,394	—	—	—	443,479
RSUs – Career Shares	5/25/2010	5/18/2010	—	—	—	—	—	—	5,214	—	—	251,419
Stock Option	5/25/2010	5/18/2010	—	—	—	—	—	—	—	36,457	48.22	520,930
____________________

1.	The amounts shown in Columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the AMIP for Fiscal 2011. Actual amounts earned for Fiscal 2011 under the AMIP are set forth in column (f) of the Summary Compensation Table. Due to the Company’s performance in Fiscal 2011, the AMIP paid out below target levels.

2.	The number of shares which vest ranges from zero if revenue underperforms the Peer Index by 3% and ROIC drops to 8.5% to two times the number of target shares if revenue exceeds the Peer Index by 3% and ROIC reaches 11.5%. The threshold number contained in Column (g) represents achievement of 10% of target, but the actual payment could range to zero.

3.	Career Shares are RSUs that vest upon the executive reaching age 65, or age 55 or older with 10 or more years of service, or as otherwise determined by the Compensation Committee. They are settled in shares of CSC stock at the rate of 10% of the shares granted on each of the first ten anniversaries of the executive’s retirement date.

Outstanding Equity Awards at Fiscal Year-End

     The following table provides information on unexercised stock options and unvested RSUs held by the NEOs on April 1, 2011. Shaded awards represent stock options and RSUs granted as all or part of an AMIP award. The practice of granting equity as all or part of an AMIP award was discontinued after payment of the Fiscal Year 2006 AMIP.

		Option Awards				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
								Number of	Payout Value
		Number of	Number of			Number of		Unearned	of Unearned
		Securities	Securities			Shares or	Market Value	Shares, Units	Shares, Units
		Underlying	Underlying			Units of	of Shares or	or Other	or Other
		Unexercised	Unexercised	Option		Stock	Units of Stock	Rights That	Rights That
		Options	Options	Exercise	Option	That Have	That Have	Have not	Have Not
		(#)	(#)	Price	Expiration	Not Vested	Not Vested	Vested	Vested
Name		Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
(a)	Grant Date	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael W. Laphen	05/25/2010	—	189,1791	48.22	05/25/2020	95,4462	4,713,124	—	—
	05/26/2009	65,218	130,4353	42.12	05/26/2019	119,6424	5,907,922	—	—
	05/27/2008	79,722	39,8605	48.61	05/27/2018	43,5385	2,149,906	—	—
	06/18/2007	125,000	—	55.15	06/18/2017	30,3036	1,496,362	—	—
	06/15/2007	—	100,0007	55.23	06/15/2017	—	—	—	—
	05/22/2006	70,000	—	55.35	05/22/2016	8,4858	418,989	—	—
	05/23/2005	60,000	—	44.30	05/23/2015	—	—	—	—
	05/12/2004	50,000	—	39.04	05/12/2014	—	—	—	—
	04/01/2003	50,000	—	32.41	04/01/2013	—	—	—	—
	05/05/2003	2,031	—	8.29	05/05/2013	—	—	—	—
Michael J. Mancuso	05/25/2010	—	42,5111	48.22	05/25/2020	21,4482	1,059,102	—	—
	05/26/2009	12,977	25,9543	42.12	05/26/2019	23,8064	1,175,540	—	—
	01/15/2009	21,394	10,6979	36.66	01/15/2019	14,1359	697,987	—	—
James D. Cook	05/25/2010	—	39,0131	48.22	05/25/2020	19,6842	971,996	—	—
	05/26/2009	14,697	29,3933	42.12	05/26/2019	26,9604	1,331,284	—	—
	05/27/2008	20,377	10,1885	48.61	05/27/2018	11,1285	549,501	—	—
	06/18/2007	20,000	—	55.23	06/18/2017	4,8486	239,394	—	—
	05/22/2006	20,000	—	55.35	05/22/2016	2,4248	119,697	—	—
	05/23/2005	17,500	—	44.30	05/23/2015	—	—	—	—
	05/12/2004	12,500	—	39.04	05/12/2014	—	—	—	—
	06/13/2002	50,394	—	45.61	06/13/2012	—	—	—	—
Russell H. Owen	05/25/2010	—	39,2151	48.22	05/25/2020	19,7862	977,032	—	—
	05/26/2009	12,645	25,2883	42.12	05/26/2019	23,1964	1,145,418	—	—
	05/27/2008	17,532	8,7655	48.61	05/27/2018	9,5745	472,764	—	—
	06/18/2007	30,000	—	55.23	06/18/2017	7,2736	359,141	—	—
	05/22/2006	27,500	—	55.35	05/22/2016	3,3338	164,584	—	—
	05/23/2005	22,500	—	44.30	05/23/2015	—	—	—	—
	05/12/2004	20,100	—	39.04	05/12/2014	—	—	—	—
	06/13/2002	46,860	—	45.61	06/13/2012	—	—	—	—

		Option Awards				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
								Number of	Payout Value
		Number of	Number of			Number of		Unearned	of Unearned
		Securities	Securities			Shares or	Market Value	Shares, Units	Shares, Units
		Underlying	Underlying			Units of	of Shares or	or Other	or Other
		Unexercised	Unexercised	Option		Stock	Units of Stock	Rights That	Rights That
		Options	Options	Exercise	Option	That Have	That Have	Have not	Have Not
		(#)	(#)	Price	Expiration	Not Vested	Not Vested	Vested	Vested
Name		Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
(a)	Grant Date	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
James W. Sheaffer	05/25/2010	—	36,4571	48.22	05/25/2020	23,60810	1,165,763	—	—
	05/26/2009	12,879	25,7563	42.12	05/26/2019	30,47511	1,504,856	—	—
	05/27/2008	17,856	8,9285	48.61	05/27/2018	14,61612	721,738	—	—
	06/18/2007	30,000	—	55.23	06/18/2017	7,2736	359,141	—	—
	05/22/2006	25,000	—	55.35	05/22/2016	3,0308	149,621	—	—
	12/19/2005	25,000	—	49.10	12/19/2015	—	—	—	—
	05/23/2005	10,000	—	44.30	05/23/2015	—	—	—	—
	05/12/2004	7,500	—	39.04	05/12/2014	—	—	—	—
	03/03/2003	5,000	—	30.64	03/03/2013	—	—	—	—
____________________

1.	One-third of this amount vests on each of May 25, 2011, May 25, 2012, and May 25, 2013.

2.	One-half of this amount represents Performance Share Units that vest, subject to performance, on March 29, 2013; the other half represents Service RSUs that vest on May 25, 2013.

3.	One-half of this amount vests on each of May 26, 2011 and May 26, 2012.

4.	One-half of this amount represents Performance Share Units that vest, subject to performance, on March 30, 2012; the other half represents Service RSUs that vest on May 26, 2012.

5.	Vested 100% on May 27, 2011.

6.	One-half of this amount vests on each of June 18, 2011 and June 18, 2012.

7.	One-third of this amount vests on each of June 15, 2011, June 15, 2012 and June 15, 2013.

8.	Vested 100% on May 22, 2011.

9.	Vests 100% on January 15, 2012.

10.	5,214 of this amount represents Career Shares that vested on May 15, 2011 and are settled at a rate of 10% per year following the executive’s retirement; 9,197 of this amount represents Performance Share Units and vests, subject to performance on March 29, 2013; and 9,197 of this amount represents Service RSUs that vest on May 25, 2013.

11.	6,849 of this amount represents Career Shares that vested on May 15, 2011 and are settled at a rate of 10% per year following the executive’s retirement; 11,813 of this amount represents Performance Share Units that vest, subject to performance on March 30, 2012; and 11,813 of this amount represents Service RSUs that vested on May 26, 2012.

12.	4,864 of this amount represents Career Shares that vested on May 15, 2011 and are settled at a rate of 10% per year following the executive’s retirement; 9,752 of this amount represents Service RSUs that vested on May 27, 2011.

Option Exercises and Stock Vested

     The following table provides information on stock options held by the NEOs that were exercised and RSUs and restricted stock held by the NEOs that vested, during the Fiscal Year ended April 1, 2011.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting1	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Michael W. Laphen	15,000	75,000	30,910	1,549,433
Michael J. Mancuso	—	—	—2	—
James D. Cook	—	—	6,970	348,604
Russell H. Owen	—	—	9,697	485,202
James W. Sheaffer	—	—	10,0613	498,759
____________________

1.	Does not include the Performance Share Units granted in Fiscal 2010 which paid out at 0% of target based on the Company’s performance over the relevant two-year performance period.

2.	Not shown are 5,982 Career Shares. One-tenth of this amount will be settled in shares of Common Stock on the 1st through 10th anniversaries of the NEO’s retirement date.

3.	Not shown are 5,214 Career Shares vested on May 15, 2011. One-tenth of this amount will be settled in shares of Common Stock on the 1st through 10th anniversaries of the NEO’s retirement date.

Pension Benefits

     In addition to a tax-qualified Pension Plan, the Company has a supplemental executive retirement plan and an excess benefit plan feature (the “SERP” and the “Excess Plan”, respectively). Messrs. Mancuso and Sheaffer do not participate in the Pension Plan, SERP or the Excess Plan.

     The following table provides information on the actuarial value of each NEO’s accumulated benefit under the Pension Plan, the SERP and the Excess Plan as of April 1, 2011, as applicable, determined using the assumptions set forth in Note 12 of the Company’s 2011 Annual Report filed on Form 10-K.

		Number of Years	Present Value of	Payments During
		Credited Service1	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Michael W. Laphen	Pension Plan	22	1,173,032	—
	SERP	34	11,097,267	—
	Excess Plan	12	555,891	—
Michael J. Mancuso	Pension Plan	N/A	N/A	N/A
	SERP	N/A	N/A	N/A
	Excess Plan	N/A	N/A	N/A
James D. Cook	Pension Plan	10	496,910	—
	SERP	15	5,302,989	—
	Excess Plan	10	285,765	—
Russell H. Owen	Pension Plan	18	479,730	—
	SERP	18	3,336,876	—
	Excess Plan	8	85,614	—
James W. Sheaffer	Pension Plan	N/A	N/A	N/A
	SERP	N/A	N/A	N/A
	Excess Plan	N/A	N/A	N/A
____________________

1.	The Number of Years of Credited Service for each of the NEOs under the plans does not exceed such officer’s total years of service with the Company and its affiliates. For the Pension Plan, the Number of Years Credited Service means all years of service except for years for which any required employee contributions were not made. For the SERP, the Number of Years of Credited Service means all years of service with the Company and with any affiliates. For the Excess Plan, the Number of Years of Credited Service means the number of years since the executive’s entry into a predecessor supplemental executive retirement plan, of which the Excess Plan is a successor plan.

     Pension Plan. The Pension Plan is a contributory, career average defined benefit pension plan. The Pension Plan generally provides for annual retirement benefits, calculated on a single life annuity basis, equal to 2.25% of the participant’s base salary during all years of participation. The Pension Plan was “frozen” for most participants, including all NEOs, effective July 10, 2009 and no new accruals occur after that date.

     Pursuant to Internal Revenue Code requirements, the maximum benefits payable under the Pension Plan and the maximum base salary used to compute Pension Plan benefits are limited each year. For calendar year 2011, the maximum annual benefit is $195,000 and the maximum base salary is $245,000. To the extent that an additional benefit that would be payable under the Pension Plan absent these limitations (the “Excess Benefit”) is not paid under the Pension Plan, that Excess Benefit is paid under the Excess Plan to persons who participate in those plans. However, compensation for periods of time prior to the executive’s date of first participation in the Excess Plan is not taken into account. Normal retirement is defined as age 65 or older under the Pension Plan and the Excess Plan, and there is a 6% reduction in benefits for each year by which a participant’s age at retirement is less than 65.

     SERP. The SERP is an unfunded plan which provides a retirement benefit to a participant for his or her lifetime in an annual amount equal to 50% of the participant’s average cash compensation for the highest three (of the last five) fiscal years (“highest three fiscal years”) for which a bonus has been determined, less 100% of the amount of Company-provided defined benefit plan benefits. For purposes of this calculation:

(i)	“Average cash compensation” means the sum of (a) the average base salary earned during the highest three fiscal years, plus (b) the lesser of (1) the average bonus earned during the highest three fiscal years or (2) 100% of the average base salary rate on the last day of each of the highest three fiscal years.

(ii)	“Company-provided defined benefits” means the aggregate amount the participant is entitled to receive on a periodic basis, for life, from governmental or private pension or defined benefit pension plans or similar vehicles, but only to the extent attributable to contributions or funding by the Company. This amount is generally equal to the sum of (a) 50% of the amount of primary Social Security benefits payable at the time of determination, (b) the amount of the Pension Plan benefits attributable to Company funding, and (c) 100% of Excess Plan benefits.

     As indicated above, the SERP benefit is subject to offsets from other Company pension plans and government plans, and these offset amounts are subject to change. However, the SERP benefit at a participant’s termination date, in conjunction with Company-funded benefits payable as of that date and Company-funded government benefits (payable as of that date, or age 62, if later), generally will not be less than 50% of the participant’s average cash compensation (at his termination date) for the highest three fiscal years for which a bonus has been determined, as described above. Upon the participant’s death, a spousal benefit of 50% of the participant’s benefit is payable for the spouse’s lifetime.

     Payment of the SERP benefit commences upon normal retirement at age 62 or older with at least 12 years of continuous employment, or upon early retirement at age 55 or older with at least ten years of continuous employment. The amount of the SERP benefit payable will be reduced by 5% for each year by which a participant’s age at retirement is less than 62, and by 1/12 for each year by which the participant’s period of continuous employment is less than 12 years. If the participant’s age plus years of service at retirement is 85 or more, however, the reduction for age less than 62 shall be 2.5% per year, rather than 5% per year.

     There is a potential six-month delay in payments under the SERP to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deemed to be deferred on or after January 1, 2005. The SERP provides for the crediting of interest during any such payment delay period.

     The Company pays a participant’s FICA taxes attributable to SERP benefits and pays the participant a tax gross-up to cover the federal, state and local income taxes on the amount of the FICA tax payment.

     Additional benefits may be payable following a Change in Control, as discussed below under “Potential Payments Upon Change in Control and Termination of Employment; SERP and Excess Plan.”

     Excess Plan. The Excess Plan is a separate, unfunded plan for SERP participants, providing a retirement benefit which generally restores the shortfall of Pension Plan benefits resulting from Internal Revenue Code limits prospectively from the date of first participation as described above under “Pension Plan.” See “Potential Payments Upon Change in Control and Termination of Employment; SERP and Excess Plan” below for a description of the circumstances following a Change in Control under which a participant may, in accordance with a prior election, receive a lump sum payment equal to the present value of all remaining Excess Plan benefits and/or any spousal benefits in lieu of any further payments under the Excess Plan, subject to the potential six-month delay (due to Section 409A of the Internal Revenue Code) and the crediting of interest during such delay period as discussed above for SERP benefits.

Fiscal Year 2011 Nonqualified Deferred Compensation

     The Deferred Compensation Plan is an unfunded, nonqualified plan which permits participants to defer U.S. federal and most state income tax on all or part of their AMIP award, all or part of their annual base salary in excess of a specified amount ($245,000 for calendar years 2009, 2010 and 2011) or amounts payable in cash to non-employee directors for Board services. Amounts deferred are credited each year with a return equal to the 120 month rolling average yield to maturity of the Merrill Lynch U.S. Corporate, A Rated, 15+ Years Index, calculated as of December 31 of the preceding year. Participants elect when they wish to receive distributions of their Deferred Compensation Plan account balances upon termination of employment on or after age 62, death, disability, change in control or a date certain. If participants terminate employment prior to age 62, the full value of their account is paid to them as a lump sum on or about 30 days after termination. There is a potential six-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provides for the crediting of interest during any such payment delay period.

     The following table summarizes, for each NEO, the contributions and earnings under the Deferred Compensation Plan in Fiscal Year 2011 and the aggregate account balance as of April 1, 2011. There were no contributions by the Company, or withdrawals or distributions by any of the NEOs during Fiscal Year 2011.

	Executive		Aggregate
	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last FY	in Last FY	Distribution	at Last FYE
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)
Michael W. Laphen	—	—	—	—
Michael J. Mancuso	—	—	—	—
James D. Cook	—	141,857	—	2,254,403
Russell H. Owen	—	—	—	—
James W. Sheaffer	311,150	173,447	—	2,806,369

     The Summary Compensation Table provides for each of the NEOs preferential earnings, if any, during the fiscal year under the Deferred Compensation Plan. In this proxy statement, such amounts (which are a subset of the amounts set forth in Column (c) of this table) are included in Column (g) of the Summary Compensation Table and are described in note 6 to that table. The Executive Contributions set forth on Column (b) of this table are not reported as compensation in the Summary Compensation Table.

Potential Payments Upon Change in Control and Termination of Employment

Change in Control Termination Benefits

     The table below reflects the value of compensation and benefits that would become payable to each of the NEOs under plans and arrangements existing as of April 1, 2011, if a change in control had occurred on that date and, in circumstances explained below, the executive’s employment had terminated. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, and in accordance with SEC regulations, based on the Company’s closing stock price $49.38 on April 1, 2011. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under the Company’s broad based 401(k) plan.

     The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age and service.

     The benefits payable as a result of a change in control as reported in the columns of this table are as follows:
  Cash Severance Benefit: Under the Severance Plan, upon an involuntary termination or a voluntary termination for good reason within a specified number of years following a change in control, participants are paid a multiple of base salary plus average annual earned/paid AMIP;

  Benefits Continuation: The Severance Plan provides that upon an involuntary termination or termination for good reason within a specified number of years following a change in control, participants also receive the continuation of health benefits for a specified period following the termination of employment;

  SERP and Excess Plan: The amounts reported in the table below are the increased value in the lump sum benefit payable under terms of the SERP and the Excess Plan providing that upon an involuntary termination or a voluntary termination within specified periods following a change in control, benefits from the SERP shall not be less than those that would be payable if the participant were age 62 or older and had at least 12 years of continuous employment and as if the participant was 100% vested in benefits accrued under the SERP and benefits from the Excess Plan shall not be less than those that would be payable as if the participant was 100% vested in benefits accrued under that Plan;

  Equity Awards: The amounts reported in the table below are the intrinsic value of stock options and RSU awards (including Performance Share Units and Career Shares) that vest upon a change in control regardless of whether the executive officer’s employment terminates; and

  Excise Tax and Gross Up: The Severance Plan provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a change in control. The excise tax and gross up provisions have been eliminated for new participants in the Plan.
     Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table.

	Cash				Early Vesting of:
	Severance	Benefits			Stock		Excise Tax &	Aggregate
	Benefit	Continuation	SERP	Excess	Options1	RSUs1	Gross Up	Payments
Name	($)	($)	($)	Plan	($)	($)	($)	($)
Michael W. Laphen	9,940,500	37,323	1,128,789	N/A	1,197,098	14,686,303	10,948,528	37,938,541
Michael J. Mancuso	2,632,200	4,154	N/A	N/A	373,805	2,932,629	N/A	5,942,788
James D. Cook	2,358,467	16,903	1,469,102	N/A	266,493	3,211,872	3,144,663	10,467,500
Russell H. Owen	2,154,200	22,765	6,372,0832	N/A	235,829	3,118,939	4,258,181	16,161,997
James W. Sheaffer	2,116,067	16,710	N/A	N/A	236,153	3,901,119	N/A	6,270,049
Totals	19,201,434	97,855	8,969,974	N/A	2,309,378	27,850,862	18,351,372	76,780,875
____________________

1.	The intrinsic value of RSUs, per share, is equal to the closing market price per share of CSC stock on April 1, 2011 ($49.38). The intrinsic value of a stock option, per share, is equal to the excess of (a) the closing market price of CSC stock on April 1, 2011 ($49.38), over (b) the option exercise price per share. RSUs include Service RSUs, Performance Share Units and Career Shares.

2.	Unlike the other NEOs who participate in the SERP, Mr. Owen has not yet reached the earliest age (age 55) at which a SERP benefit would be payable absent a change in control. Thus, unlike the other SERP participants listed in the table, Mr. Owen would not receive any payment under the SERP if his employment had terminated on April 1, 2011, absent a change of control.

Severance Plan for Senior Management and Key Employees

     Each of the NEOs participates in the Severance Plan, which provides certain benefits to participants in the event of a Change of Control (as defined below) of the Company.

     If there were a Change of Control and any of them either:
  had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward, then he would receive a one-time payment and health benefits during a specified period after termination.

     The amount of the one-time payment is equal to a multiple of the participant’s then-current annual base salary, plus the average of the three most recent annual AMIP awards paid or determined. The multiple is two for Messrs. Cook, Mancuso, Owen, and Sheaffer and three for Mr. Laphen. The number of years after termination of employment during which a participant would receive medical benefits is equal to the same applicable multiples.

     The Severance Plan also provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a Change of Control. The excise tax gross up has been eliminated for persons who become participants in the Plan in Fiscal Year 2009 and thereafter. Of the NEOs, Messrs. Laphen, Cook and Owen are entitled to the excise tax gross up.

     There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of interest during any such payment or benefits delay period.

     For purposes of the Severance Plan, the following definitions apply:
  “Change of Control” means the consummation of a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Internal Revenue Code.

  A participant’s termination of employment with the Company is deemed for “Good Reason” if it occurs within six months of any of the following without the participant’s express written consent:

    A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control;

    A reduction by the Company in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;

    A reduction by the Company in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control;

    A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

    A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control;

    Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;

    Any material breach by CSC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;

    Conduct by the Company, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or

    Any failure by the Company to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of CSC;
provided that for purposes of bullets 2 through 5 above, “Good Reason” will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change of Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change of Control, or (ii) if the reduction in aggregate value is due to reduced performance by the Company, the operating unit of the Company for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by the Company prior to the Change of Control.
  “Cause” means:

    fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates;

    conviction of a felony involving a crime of moral turpitude;

    willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or

    substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of CSC’s Board of Directors at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.
SERP and Excess Plan

     If there were a Change in Control (as defined below) and a participant in the SERP and the Excess Plan, either:
  had an involuntary termination of employment or a voluntary termination of employment for Good Reason (as defined below), within three years thereafter, or had any voluntary termination of employment (including by death) more than one but within three years afterwards, then payment of benefits under the SERP, would commence upon termination of employment and would be calculated as if the participant were age 62 or older and had at least 12 years of continuous employment and as if the participant were 100% vested in such benefits and payment of benefits under the Excess Plan would commence upon termination of employment and would be calculated as if the participant was 100% vested in such benefits. Within 30 days after individuals first become participants in the SERP and the Excess Plan, they have the opportunity to elect to receive, upon a termination of employment prior to the third anniversary of a Change in Control, a lump sum payment equal to the present value of all remaining SERP and Excess Plan benefits, including spousal benefits. This lump sum payment is in lieu of any further payments under those plans and is subject to the potential six month delay (due to Section 409A of the Internal Revenue Code) discussed previously and the crediting of interest during such delay period.

     For purposes of the SERP and the Excess Plan, the following definitions apply:
  “Change in Control” has the same meaning as described above (for a Change of Control) under “Severance Plan for Senior Management and Key Employees”; and

  “Good Reason” has the same meaning as described above under “Severance Plan for Senior Management and Key Employees,” excluding the last bullet.
Stock Options and RSUs

     Equity Issued as an AMIP Award in Prior Years. In prior fiscal years, CSC had a program pursuant to which some or all of an AMIP award was paid in the form of RSUs (Fiscal Year 2006), restricted stock (Fiscal Year 2005) or discounted stock options with an exercise price equal to 25% of the market value of the underlying shares on the grant date (Fiscal Year 2004 and earlier) (collectively, “AMIP Equity Securities”). All outstanding AMIP Equity Securities are currently vested.

     Non-AMIP Equity Securities. All stock options, RSUs and restricted stock awards held by the NEOs that were not issued as payment of AMIP awards (collectively, “Non-AMIP Equity Securities”) provide for accelerated vesting in full upon a Change in Control (as defined in “Severance Plan for Senior Management and Key Employees” above), although in some cases the accelerated vesting can be prevented by action of the Compensation Committee. Stock options and RSUs, including Performance Share Units and Career Shares, granted after Fiscal Year 2009, provide for accelerated vesting in full upon a Change in Control, defined as a change in ownership of the Company, a change in effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case as defined in Section 409A of the Internal Revenue Code.

     The following table sets forth the intrinsic value on April 1, 2011 of all Non-AMIP Equity Securities held by each of the NEOs, which were not then vested, but which would have vested on April 1, 2011, if there had been a Change in Control on that date, assuming that the Compensation Committee took no action to prevent such accelerated vesting.

Value of Non-AMIP Equity Awards Vesting Upon a Change of Control

		Intrinsic Value1
Name	Type of Non-AMIP Equity Securities	($)
(a)	(b)	(c)
Michael W. Laphen	RSU’s	14,686,303
	Stock Options	1,197,098
Michael J. Mancuso	RSU’s	2,932,629
	Stock Options	373,805
James D. Cook	RSU’s	3,211,872
	Stock Options	266,493
Russell H. Owen	RSU’s	3,118,939
	Stock Options	235,829
James W. Sheaffer	RSU’s	3,901,119
	Stock Options	236,153
____________________

1.	The intrinsic value of RSUs, per share, is equal to the closing market price per share of CSC stock on April 1, 2011 ($49.38). The intrinsic value of a stock option, per share, is equal to the excess of (a) the closing market price of CSC stock on April 1, 2011 ($49.38), over (b) the option exercise price per share.

Vesting of Equity Awards upon Other Terminations of Employment

     All AMIP Equity Securities which are stock options and which are vested but unexercised upon termination of employment remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of employment termination (for all terminations at age 62 or older other than for Cause), the third anniversary of employment termination (for involuntary terminations without Cause, or voluntary terminations for Good Reason, at age 61 or younger), the first anniversary of employment termination (for terminations for death or permanent disability) or three months after employment termination (for all other terminations).

     All Non-AMIP Equity Securities provide for accelerated vesting in full, unless the Compensation Committee determines otherwise, upon retirement, other than for Cause (as defined below), at age 62 or older with at least ten years of service. Stock options other than AMIP Equity Securities, which are vested but unexercised upon termination of employment remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of employment termination (for all terminations at age 62 or older other than for Cause), the first anniversary of employment termination (for terminations due to death or permanent disability) or three months after employment termination (for all other terminations). “Cause” means:
    fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates;

    conviction of a felony involving a crime of moral turpitude;

    willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or

    substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the Employee in writing by the Employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (ii) the Employee has thereafter failed to remedy such failure to perform.
     There are provisions in the award agreements for all stock options, RSUs, including Performance Share Units and Career Shares, and restricted stock, other than AMIP Equity Securities, which require the holder of such securities to deliver to the Company an amount in cash equal to the intrinsic value of the securities on the date (the “Realization Date”) they vested (in the case of RSUs or restricted stock) or were exercised (in the case of stock options) if the holder:
  competes with the Company after voluntary termination of employment and prior to six months after the Realization Date, or solicits the Company’s customers or solicits for hire or hires the Company’s employees, or discloses the Company’s confidential information, after voluntary or involuntary termination of employment and prior to one year after a Realization Date.
     These forfeiture provisions do not apply if there has been a Change in Control within three years prior to the employment termination date.

Employment and Other Agreements

     Currently, the Company is not a party to any employment agreement with any of the NEOs, other than Mr. Laphen.

     Employment Agreement with Mr. Laphen. The Company and Mr. Laphen entered into an employment agreement on September 10, 2007, pursuant to which the Company agreed to employ Mr. Laphen as its Chairman and Chief Executive Officer through September 10, 2013 at a minimum annual base salary of $1,000,000 and a minimum target bonus of 200% of annual base salary. Mr. Laphen reports directly to the Board of Directors, and his salary and target incentive are subject to annual review and increase by the Board. Mr. Laphen participates in the Company’s employee benefits plans and its bonus, stock option and other incentive compensation plans on terms no less favorable than those applying to other senior officers of the Company.

     Under the employment agreement, if Mr. Laphen resigns for good reason (as defined) or is terminated by the Company without cause (as defined) or with the consent of the Board, he will be entitled to receive: (i) base salary through the date of termination; (ii) a pro rata annual incentive based upon actual Company performance for the year; (iii) a severance payment in an amount equal to the product of (a) two, multiplied by (b) the sum of his annual base salary and target incentive immediately prior to termination; (iv) reimbursement of COBRA premiums for continued medical, dental and vision insurance for 18 months after termination, and (v) immediate vesting of all stock options, restricted stock and RSUs, and extension of the stock option exercise period until the earlier of the option expiration date or the second anniversary of the employment termination date.

     Accordingly, absent a Change in Control, if Mr. Laphen’s employment had terminated on April 1, 2011 due to his resignation for good reason (as defined) or termination by the Company without cause (as defined) or with the consent of the Board, he would have received: (i) base salary through the date of termination; (ii) his Fiscal Year 2011 annual incentive as reported in the Summary Compensation Table; (iii) a $6,750,000 severance payment; (iv) reimbursement of COBRA premiums, and (v) immediate vesting of all unvested stock options and RSUs, assuming the approval of the Compensation Committee, which on that date had an intrinsic value of $15,883,401, and extension of the stock option exercise period as described above. In addition, he would be entitled to annual payments of $128,934 under the Pension Plan, $51,578 under the Excess Plan and $880,031 under the SERP, if he elected to commence receiving such benefits at the earliest opportunity without a benefit reduction (age 65 for Pension Plan and Excess Plan benefits and age 62 for SERP benefits). If he terminated employment as of April 1, 2011, and instead elected to commence receiving benefits upon termination of employment, he would receive annual payments of $93,477 under the Pension Plan, $37,394 under the Excess Plan and $860,307 under the SERP. Under the employment agreement, if Mr. Laphen resigns other than for good reason, or his employment is terminated by the Company for cause, he will be entitled to receive base salary through the date of termination and any earned but unpaid portion of his annual incentive for the fiscal year preceding the year of termination.

     Under the employment agreement, if Mr. Laphen’s employment is terminated for disability or by death, he or his estate will be entitled to receive: (i) base salary through the date of termination; (ii) a pro rata annual incentive based upon actual Company performance for the year; and (iii) immediate vesting of all stock options, restricted stock and RSUs.

     There will be a six-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Laphen’s employment if such payments and benefits are determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The employment agreement provides for the crediting of interest during any such payment or benefits delay period.

PROPOSAL 2

ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

     In accordance with recently adopted Section 14A of the Exchange Act we are providing our stockholders the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge the stockholders to read the CD&A appearing elsewhere in this proxy statement, as well as the 2011 Summary Compensation Table and related compensation tables and narrative, which provide detailed information on our compensation policies and practices and our named executive officers’ compensation. As disclosed in the CD&A, the Company’s compensation programs focus on aligning pay to performance.

     In Fiscal 2011, this focus is evidenced by the compensation mix of our CEO and other NEOs highlighted below, which indicates a small percentage of our executive’s total target direct compensation is fixed, with 90% of target compensation for our CEO and 80% of target compensation for the other NEOs tied to annual and long-term incentives.

Chief Executive Officer	Other Named Executive Officers

*	at target annual incentive and target long-term incentive grant values.

     The actual incentive compensation paid to our NEOs in Fiscal 2011 was below target due to our performance relative to our goals:
  Fiscal 2011 Revenue, OI, FCF, and EPS – the financial measures of performance used in our Annual Management Incentive Plan (“AMIP”) – resulted in payment at 58.4% of target. See “Annual Incentive Compensation – Fiscal 2011 Financial Results and AMIP Payout” below for details.

  Revenue growth relative to our competitors and achieved two-year average ROIC for Fiscal 2010 and Fiscal 2011 resulted in 0% payout on account of the performance-vested RSUs (“Performance Share Units”) for that period. See “Long-Term Equity Incentive Compensation – Performance Share Units” above for details.
     In addition, stock options granted at $48.22 in May 2010 have no intrinsic value as of the date hereof, and restricted stock units granted in May 2010 have declined in potential value.

     Also, the Compensation Committee has taken Fiscal 2011 performance into account in setting compensation for the NEOs for Fiscal 2012.

     We believe that the information provided in this proxy statement demonstrates that our compensation policies and practices are aligned with our stockholders’ interests and reward our named executive officers for performance. We are therefore asking our stockholders to approve, on a non-binding basis, the following advisory resolution at the 2011 Annual Meeting of Stockholders:

     RESOLVED, that the stockholders of Computer Sciences Corporation approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Computer Sciences Corporation 2011 definitive proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.

Vote Required and Recommendation of the Board of Directors

     This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR or “AGAINST”) to be approved.

The Board of Directors recommends a vote FOR the approval of the Advisory resolution on executive compensation.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
EXECUTIVE COMPENSATION

     In accordance with recently adopted Section 14A of the Exchange Act we are providing our stockholders the opportunity to recommend on a nonbinding, advisory basis, the frequency of future advisory votes on executive compensation. In accordance with the Exchange Act, stockholders may recommend advisory votes on executive compensation every one, two or three years or they may abstain from a recommendation. We are asking stockholders to support an annual vote on executive compensation.

     The Board of Directors believes annual advisory votes will allow the Board to obtain information on stockholders’ views of the compensation of our NEOs on a more consistent basis, and will provide our Board and compensation Committee with frequent input from stockholders on our compensation programs.

     The option that receives a plurality of the votes cast at the Annual Meeting will be considered by the Board and the Compensation Committee as the stockholders’ recommendation as to the frequency of future advisory votes on the compensation of our NEOs. However, the outcome of this vote is not binding on us or the Board.

The Board of Directors recommends a vote for the recommendation of an ANNUAL advisory vote on executive compensation.

PROPOSAL 4

APPROVAL OF 2011 OMNIBUS INCENTIVE PLAN

     On May 17, 2011, the Board approved on recommendation of the Compensation Committee the Computer Sciences Corporation 2011 Omnibus Incentive Plan (the “2011 Incentive Plan” or the “Plan”) and is submitting it for approval by the stockholders at this Annual Meeting.

     At April 1, 2011, 6,607,531 shares were available for grant under CSC’s existing employee stock incentive plans, the most recent of which was approved by the stockholders in 2007. Since 2007, we have granted on an annual basis an average of 3,400,000 shares of Common Stock to employees in the form of options and RSUs. After giving effect to the Fiscal 2012 annual grant in June, 2011, approximately 3,600,000 shares remain available for grant under the existing stock incentive plans. Subject to stockholder approval of the 2011 Incentive Plan, 11,000,000 shares of our common stock will be reserved under the 2011 Incentive Plan and available for new grants. We anticipate that the shares to be reserved under the 2011 Incentive Plan will be sufficient for the next three fiscal years.

     The 2011 Incentive Plan is attached as Appendix B to this proxy statement. The following summary of the material features of the 2011 Incentive Plan is qualified in its entirety by reference to the full text of the Plan.

Summary of the 2011 Plan

Eligibility

     All CSC employees are eligible for awards under the Plan. As of April 1, 2011, there were approximately 91,000 employees.

Administration

     The 2011 Incentive Plan is administered by our Compensation Committee, except as otherwise provided with respect to actions or determinations by our Board.

Types of Awards

     Options to purchase shares of common stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and cash awards may be granted under the Plan. Awards may be structured as performance awards subject to the attainment of one or more performance goals. Performance awards may be in the form of performance based RSUs or “performance units”, restricted stock, options, SARs or cash awards.

     The per share exercise price of an option cannot be less than the fair market value per share of the common stock on the date of grant. Options and SARs must have fixed terms no longer than ten years. Options may be granted as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonqualified stock options. Options may not include provisions that “reload” the option upon exercise.

Repricing

     Repricing of options and SARs is prohibited under the 2011 Incentive Plan without approval of our stockholders.

Vesting Limitations

     Any restricted stock, RSU, option or SAR (an “award”) that is not a performance award generally must have a minimum vesting period of three years. Any performance award generally must have a performance period of not less than three years. Earlier vesting of awards may occur in the events of death, disability, change in control, retirement, involuntary termination without cause or voluntary termination for good reason and to the extent provided for in an employee’s employment agreement that was effective prior to the effective date of the 2011 Incentive Plan. Vesting of options and SARs may occur incrementally over the three-year restricted period or three-year performance period, as applicable. However, 550,000 or five percent of the total number of shares of common stock available for issuance under the 2011 Incentive Plan will not be subject to the minimum restricted period or performance period, as applicable, that is described above.

Shares Reserved

     The 2011 Incentive Plan currently provides that the number of shares of common stock as to which awards may be granted is 11,000,000 shares, which is referred to as the Maximum Share Limit. Under the terms of the 2011 Incentive Plan, no more than 11,000,000 shares may be used for options and stock appreciation rights (the “Option/ SAR Limit”) and no more than 5,500,000 shares may be used for awards other than options and stock appreciation rights (the “Full Value Award Limit”).

     Each Option and SAR granted shall reduce each of the Maximum Share Limit and the Option/SAR Limit by one share and the Full Value Award Limit by one-half share; and each Award other than an Option or SAR granted shall reduce each of the Maximum Share Limit and the Options/SAR Limit by two shares and the Full Value Award Limit by one share. Awards only settled in cash will not reduce the maximum share limit under the 2011 Incentive Plan.

     If an award expires or is terminated, cancelled or forfeited, the shares of common stock associated with the expired, terminated, cancelled or forfeited award will again be available for awards under the 2011 Incentive Plan. In the case of an Award other than an Option or SAR that expires, terminates, is cancelled or is forfeited, the Maximum Share Limit and the Option/SAR Limit shall each be increased by two shares of Common Stock, and the Full Value Award Limit shall be increased by one share of Common stock for each such Award that is not an Option or SAR. In the case of an Option or SAR that expires, terminates, is cancelled or is forfeited, the Maximum Share Limit and Option/SAR Limit shall each be increased by one share of Common Stock and the Full Value Award Limit shall be increased by one-half share for each such Option or SAR. However, the following shares of common stock will not become available again for issuance under the 2011 Incentive Plan:
  Shares of common stock that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an award; and

  Shares of common stock reserved for issuance upon grant of an SAR, to the extent the number of reserved shares of common stock exceeds the number of shares of common stock actually issued upon exercise or settlement of such SAR.
     If cash is issued in lieu of shares of common stock pursuant to an award, the shares will not become available for issuance under the Plan.

Award Limits

     Under the 2011 Incentive Plan, no employee may be granted, in any fiscal year period: options or SARs that are exercisable for more than 1,000,000 shares of common stock; stock awards covering more than 1,000,000 shares of common stock; or cash awards or RSUs that may be settled solely in cash having a value greater than $10,000,000.

Adjustments

     The 2011 Incentive Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards, the exercise price of outstanding awards, as well as the maximum award limits under the 2011 Incentive Plan, in the event of changes in our outstanding common stock by reason of a merger, stock split, reorganization, recapitalization or similar events.

Award Agreements

     Each award granted under the 2011 Incentive Plan will be evidenced by an agreement that contains such additional terms and conditions not inconsistent with the 2011 Incentive Plan as may be determined by the Compensation Committee in its sole discretion. Such terms and conditions may include, among other things, the date of grant, the number of shares covered by the award or the cash amount of the award, the purchase or exercise price per share, the treatment upon a termination of employment of a participant, the means of payment for the shares, the purchase or exercise period and the terms and conditions of purchase or exercise, if applicable. No awards will provide any right to continued employment.

Dividends

     The Compensation Committee may include provisions in stock awards for the payment or crediting of dividends or dividend equivalents upon vesting of the award. No dividends or dividend equivalents will be paid on unvested stock, RSU or performance unit awards prior to vesting.

Performance Awards

     Any award available under the 2011 Incentive Plan may be structured as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Code Section 162(m) will be based on achievement of such goals and will be subject to such terms, conditions and restrictions as the Compensation Committee will determine.

     Performance awards granted under the 2011 Incentive Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee. One or more of such goals may apply to the employee, one or more of our operating units, divisions or sectors, or our entire company, and if so desired by the Compensation Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism. Performance awards may be based on any one or more of the following measures:

●	contract awards;	●	backlog;	●	market share;
●	revenue;	●	sales;	●	days’ sales outstanding;
●	overhead;	●	other expense management;	●	operating income;
●	operating income margin;	●	earnings (including net	●	earnings margin;
earnings, EBT, EBIT and
EBITDA);
●	earnings per share;	●	cash flow;	●	working capital;
●	book value per share;	●	improvement in capital	●	credit rating;
structure;
●	return on stockholders’ equity;	●	return on investment;	●	cash flow return on
investment;
●	return on assets;	●	total stockholder return;	●	economic profit;
●	stock price;	●	total contract value; or	●	annual contract value.

     The Compensation Committee may provide in any particular performance award agreement that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses and (viii) settlement of hedging activities. Awards that are intended to qualify as qualified performance-based awards may not be adjusted upward. The Compensation Committee may retain the discretion to adjust any performance awards downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.

Change in Control

     Unless (i) an award agreement provides otherwise or (ii) the agreement effectuating a change in control provides for the assumption or substitution of awards, upon the date of a change in control:
  all outstanding options that have not vested in full shall be fully vested and exercisable;

  all restrictions applicable to outstanding restricted stock will lapse in full;

  all outstanding restricted stock units that have not vested in full will be fully vested; and

  all performance awards will be considered earned and payable at their target value and prorated (if the change in control occurs during the performance period), and will be immediately paid or settled.
Assignability and Transfer

     Generally, no award under the 2011 Incentive Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction.

Award Termination; Forfeiture; Disgorgement

     The Compensation Committee will have full power and authority to determine whether, to what extent and under what circumstances any award will be terminated, or forfeited or the participant should be required to disgorge the gains attributable to the award. In addition, awards will be subject to any recoupment or clawback policy adopted by, or applicable to, us.

Duration; Plan Amendments

     The 2011 Incentive Plan has a term of ten years from its effective date. The Board may at any time amend, modify, suspend or terminate the 2011 Incentive Plan (and the Compensation Committee may amend or modify an award agreement) but in doing so cannot adversely affect any outstanding award without the participant’s written consent or make any amendment to the Plan without stockholder approval, if stockholder approval is otherwise required by applicable legal requirements.

Material Federal Income Tax Consequences of Awards Under the 2011 Incentive Plan

     The following summary is based on current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which a participant’s income or gain may be taxable.

Stock Options

     Some of the options issuable under the 2011 Incentive Plan may constitute incentive stock options, while other options granted under the 2011 Incentive Plan may be nonqualified stock options. The Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes, and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of shares of common stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year of the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of common stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to us on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding periods expire); however, on exercise of a nonqualified stock option, we generally are entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An incentive stock option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Any such option would be treated as a nonqualified stock option for tax purposes.

Stock Appreciation Rights

     The amount of any cash or the fair market value of any shares of common stock received by the holder on the exercise of SARs in excess of the exercise price will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

Restricted Stock

     Generally, a grant of shares of common stock under the 2011 Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the participant for federal income tax purposes or a tax deduction to us at the time of grant. The value of the shares will generally be taxable to the participant as compensation income in the year in which the restrictions on the shares lapse. Such value will be the fair market value of the shares as to which the restrictions lapse on the date those restrictions lapse. Any participant, however, may elect pursuant to Code Section 83(b) to treat the fair market value of the restricted shares on the date of grant as compensation income in the year of grant, provided the participant makes the election pursuant to Code Section 83(b) within 30 days after the date of grant. In any case, we will receive a deduction for federal income tax purposes equal to the amount of compensation included in the participant’s income in the year in which that amount is so included.

Restricted Stock Units

     A grant of a right to receive shares of common stock or cash in lieu of the shares will result in taxable income for federal income tax purposes to the participant at the time the award is settled in an amount equal to the fair market value of the shares or the amount of cash awarded. We will be entitled to a corresponding deduction at such times for the amount included in the participant’s income.

Performance Units

     The amount of any cash or the fair market value of any shares of common stock received by the holder on the settlement of performance units under the 2011 Incentive Plan will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount in the year in which that amount is included.

Cash Awards

     Cash awards under the 2011 Incentive Plan are taxable income to the participant for federal income tax purposes at the time of payment. The participant will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.

Basis; Gain

     A participant’s tax basis in vested shares of common stock purchased under the 2011 Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares begins on the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Certain Tax Code Limitations on Deductibility

     In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the 2011 Incentive Plan could also be limited by Code Section 280G, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible.

     The ability to obtain a deduction for amounts paid under the 2011 Incentive Plan could also be affected by Code Section 162(m), which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of qualified performance-based compensation. It is intended that the approval of the 2011 Incentive Plan by our stockholders will satisfy the stockholder approval requirement for the qualified performance-based exception and we will be able to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 as they relate to the grant and payment of certain qualified performance-based awards (including options and SARs) under the Incentive Plan so as to be eligible for the qualified performance-based exception. In certain cases, we may determine it is in our interests to not satisfy the requirements for the qualified performance-based exception.

Code Section 409A

     Code Section 409A generally provides that deferred compensation subject to Code Section 409A that does not meet the requirements for an exemption from Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (i) the timing of payment; (ii) the election of deferrals; and (iii) restrictions on the acceleration of payment. Failure to comply with Code Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant of the deferred amounts included in the participant’s income.

Benefits Granted Under the 2011 Incentive Plan

     No benefits or awards have been granted, awarded or received under the 2011 Incentive Plan. The number and type of awards that will be granted under the 2011 Incentive Plan, or that would have been granted under the 2011 Incentive Plan in the last fiscal year, are not determinable at this time as the Compensation Committee or the full board of directors, as applicable, will make these determinations in its sole discretion.

Other Information

     The following table gives information about our Common Stock that may be issued under our equity compensation plans as of April 1, 2011.

Number of
Number of	securities remaining
securities to be	available for future
issued upon	issuance under
exercise of	equity
outstanding	Weighted-average	compensation plans
options,	exercise price of	(excluding
warrants	outstanding options,	securities reflected
and rights	warrants and rights	in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved
by security holders	18,697,504	$42.88	6,760,531	1
Equity compensation plans not approved
by security holders	—	—	—
Total	18,697,504	6,760,531

____________________

1
Includes 152,267 shares issuable under the 2001 Stock Incentive Plan. This Plan permits shares to be issued pursuant to any type of arrangement that by its terms involves or might involve the issuance of Common Stock or derivative securities with an exercise or conversion privilege at a price related to the Common Stock or with a value derived from the value of the Common Stock, including, without limitation, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, RSUs, other securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares, and any two or more of the foregoing in tandem or in the alternative.

Includes 3,000 shares available for future issuance under the 2006 Non-Employee Director Incentive Plan. This plan permits shares to be issued pursuant to stock options, restricted stock, and RSUs. Includes 150,000 shares available for future issuance under the 2010 Non-Employee Director Incentive Plan. This plan permits shares to be issued pursuant to RSUs and restricted stock.

Includes 1,029,527 and 5,425,737 shares available for future issuance under the 2004 and 2007 Incentive Plans, respectively. Each of these plans permits shares to be issued pursuant to stock options, restricted stock or RSUs, or pursuant to performance awards payable in shares of CSC stock, restricted stock, RSUs or any combination of the foregoing. Of the shares available for issuance under the 2007 plan, 5,425,737 shares are available for future grant as stock options with each option granted counted as one share against the available shares under such plan or assuming no options are granted, 2,712,868 shares are available for future awards of restricted stock or RSUs, after giving effect to the requirement set forth in the 2007 plan that a grant of one share of restricted stock or one RSU be counted as two shares against the available shares under such plan. Under the 2007 Incentive Plan, shares of common stock that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an award will not become available again for issuance.

Vote Required

     A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR approval of the 2011 Omnibus Incentive Plan.

PROPOSAL 5

RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending March 30, 2012. As a matter of good corporate governance, the Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification at the Annual Meeting. If stockholders do not ratify the appointment of the independent auditors, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2013 Fiscal Year.

     We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting. He will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Fees

     The following table summarizes the aggregate fees billed by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which include Deloitte Consulting, for services provided during the last two fiscal years:

	FY2011	FY2010
Audit Fees1	$10,242,000	$9,852,000
Audit-Related Fees2	2,312,000	1,548,080
Tax Fees3	2,983,000	9,563,000
All Other Fees4	258,000	217,000
	$15,795,000	$21,180,080

____________________

1.
Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, statutory audits of international subsidiaries and the audit of our internal control over financial reporting.

2.	Consists primarily of fees for third party data center reviews, accounting research, employee benefit plan audits and a carve-out audit for a divestiture.

3.	Consists of fees for tax compliance and consultation, and expatriate tax services.

4.	Consists primarily of technical training services.

Pre-Approval Policy

     The Audit Committee pre-approves all audit, audit-related and tax and all other services to be provided by the independent auditors. The Committee has delegated to its Chairman the authority to pre-approve services to be provided by the independent auditors. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Vote Required

     A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for Fiscal Year 2012.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires CSC directors and executive officers, and persons who own more than 10% of the CSC stock, to file with the SEC initial reports of ownership and reports of changes in ownership of CSC stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of information furnished to us, reports filed through us and representations that no other reports were required, all of our executive officers, directors and greater than 10% beneficial owners filed the reports required under Section 16(a) on a timely basis, except that Mr. Sheaffer failed to report the vesting of 3,394 Service RSUs which vested on December 19, 2010 and Donald DeBuck failed to report the acquisition of 13 shares of Common Stock pursuant to dividend reinvestments on July 15, 2010, October 15, 2010 and January 13, 2011. Messrs. Sheaffer and DeBuck reported these transactions on February 25, 2011 and January 18, 2011, respectively.

Business for 2012 Annual Meeting

     Stockholder Proposals. For a stockholder proposal to be considered for inclusion in CSC’s proxy statement for the 2012 Annual Meeting, the written proposal must be received by CSC’s Corporate Secretary at our principal executive offices not later than February 24, 2012. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in CSC’s proxy statement is instead a reasonable time before CSC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

       Corporate Secretary
       CSC
       3170 Fairview Park Drive
       Falls Church, Virginia 22042
       Facsimile: (703) 641-3168

     Stockholders seeking to nominate directors at the 2012 Annual Meeting or who wish to bring a proposal before the meeting that is not intended to be included in CSC’s proxy statement for the 2012 Annual Meeting must comply with the advance notice deadlines contained in CSC’s Bylaws. The Bylaws provide that any such notice must be given not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (x) the 90th day prior to the upcoming annual meeting and (y) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. The term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by CSC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of CSC are listed. For the 2012 Annual Meeting, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:
  not earlier than the close of business on April 9, 2012; and

  not later than the close of business on May 9, 2012.

Householding; Availability of 2011 Annual Report and Proxy Statement

     The SEC permits the Company to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, the Company, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

     If you would like an additional copy of the 2011 Annual Report or this proxy statement, these documents are available on the Company’s Website, www.csc.com, under “Investor Relations/SEC Filings.” They are also available without charge to any stockholder, upon request, by calling 800.542.3070 or writing to:

       Investor Relations
       CSC
       3170 Fairview Park Drive
       Falls Church, VA 22042

     If you share the same address with other CSC stockholders and would like to start or stop householding for your account, you can call 800.542.1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

     If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

Appendix A

INDEPENDENCE STANDARDS

     A director is “independent” if the Board of Directors has determined that he or she has no material relationship with Computer Sciences Corporation or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.
The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.
The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.
(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.
The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee; or

5.
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

     An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

A-1

Appendix B

COMPUTER SCIENCES CORPORATION

2011 OMNIBUS INCENTIVE PLAN

B-1

COMPUTER SCIENCES CORPORATION
2011 OMNIBUS INCENTIVE PLAN

COMPUTER SCIENCES CORPORATION
2011 OMNIBUS INCENTIVE PLAN

i

COMPUTER SCIENCES CORPORATION
2011 OMNIBUS INCENTIVE PLAN

Section 1
Purpose and Objectives

          This Computer Sciences Corporation 2011 Omnibus Incentive Plan (this “Plan”) was adopted by Computer Sciences Corporation (the “Company”) to reward selected corporate officers and key employees of the Company by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments.

          This Plan is designed to attract and retain employees of the Company and its Subsidiaries (as defined herein), to encourage the sense of proprietorship in the Company and its Subsidiaries.

Section 2
Definitions

     As used herein, the terms set forth below shall have the following respective meanings:

     (a) “Authorized Officer” means the Chairman of the Board, the Chief Executive Officer of the Company or the Chief Human Resources Officer of the Company (or any other senior officers of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

     (b) “Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan.

     (c) “Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Cash Award” means an Award denominated in cash.

     (f) “Change in Control” means the consummation of a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, and in each case, as defined under Code Section 409A.

     (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     (h) “Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

     (i) “Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

     (j) “Company” means Computer Sciences Corporation, a Nevada corporation, or any successor thereto.

     (k) “Disability” means, unless otherwise provided in an Award Agreement, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan, or if the Employee is not a participant under the Company’s long-term disability plan, as determined if the Employee were a participant in a long-term disability plan that covers similarly situated employees. Notwithstanding the foregoing, if an Award is subject to Code Section 409A and Disability is a payment event, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).

1

     (l) “Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award, plus, if such amount is not converted to shares of Common Stock, the interest thereon at the rate credited to amounts deferred under the Company’s Deferred Compensation Plan, as such rate may be changed from time to time.

     (m) “Effective Date” means the date this Plan is approved by the requisite vote of the stockholders of the Company.

     (n) “Employee” means an employee of the Company or any of its Subsidiaries.

     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

     (p) “Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.

     (q) “Fair Market Value” of a share of Common Stock means, as of a particular date, (1) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

     (r) “Fiscal Year” means a fiscal year of the Company.

     (s) “Grant Date” means the date an Award is granted to a Participant.

     (t) “Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

     (u) “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

     (v) “Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

     (w) “Participant” means an Employee to whom an Award has been made under this Plan.

     (x) “Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals. A Performance Award may be in the form of Performance Unit Awards, Restricted Stock Awards, Options, SARs or Cash Awards.

     (y) “Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

     (z) “Performance Unit” means a unit evidencing the right to receive in specified circumstances cash or shares of Common Stock or equivalent value of Common Stock in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied. Performance Units may take the form of performance-based Restricted Stock Units or Cash Awards.

     (aa) “Performance Unit Award” means an Award in the form of Performance Units.

     (bb) “Qualified Performance Awards” has the meaning set forth in Section 13.2.

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     (cc) “Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.

     (dd) “Restricted Stock Award” means an Award in the form of Restricted Stock.

     (ee) “Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

     (ff) “Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

     (gg) “Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

     (hh) “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.

     (ii) “Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs.

     (jj) “Stock-Based Award Limitations” has the meaning set forth in Section 4.3.

     (kk) “Subsidiary” means any corporation, partnership, association, joint stock company, business trust, unincorporated organization or other entity that the Company controls directly, or indirectly through one or more intermediaries.

Section 3
Eligibility

          All Employees are eligible for Awards under this Plan. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be granted Awards under this Plan.

Section 4
Shares Subject to Awards

          4.1 Common Stock Available for Awards. Subject to the provisions of Section 18 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 11,000,000 shares of Common Stock, (the “Maximum Share Limit”). Within the Maximum Share Limit,

     (a) no more than 11,000,000 shares may be used for Options and SARs (the “Option and SARs Limit”);

     (b) no more than 5,500,000 shares may be used for Awards other than Options and SARs (the “Full Value Award Limit”); and

     (c) Each Option and SAR granted shall reduce each of the Maximum Share Limit and the Option and SARs Limit by one share, and the Full Value Award Limit by one-half share; and each Award other than an Option or SAR granted shall reduce each of the Maximum Share Limit and the Option and SARs Limit by two shares, and the Full Value Award Limit by one share.

          Such shares shall be reserved from authorized but unissued shares, treasury shares and from shares which have been reacquired by the Company. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

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          4.2 Share Counting. If an Award expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited Award shall again be available for Awards under this Plan. In the case of an Award that is an Option or SAR that expires, terminates, is cancelled or is forfeited, the Maximum Share Limit and the Option and SARs Limit shall each be increased by one share of Common Stock and the Full Value Award Limit shall be increased by one-half share of Common Stock for each such Option or SAR. In the case of an Award other than an Option or SAR that expires, terminates, is cancelled or is forfeited, the Maximum Share Limit and the Option and SARs Limit shall each be increased by two shares of Common Stock and the Full Value Award Limit shall be increased by one share of Common Stock for each such Award that is not an Option or SAR. Notwithstanding the foregoing, the Committee shall adopt such share counting rules as are required for Incentive Stock Options to comply with the requirements set forth in Code Section 422.

          In addition, the following principles shall apply in determining the number of shares under any applicable limit within the Maximum Share Limit:

     (a) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment to satisfy minimum withholding taxes shall not become available again for issuance under this Plan;

     (b) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment for the Exercise Price of an Award shall not become available again for issuance under this Plan;

     (c) Shares of Common Stock reserved for issuance upon grant of an SAR, to the extent the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon exercise or settlement of such SAR, shall not become available again for issuance under this Plan;

     (d) Awards that by their terms may only be settled in cash shall not reduce the Maximum Share Limit under this Plan; and

     (e) If cash is issued in lieu of shares of Common Stock pursuant to an Award, such shares not become available again for issuance under this Plan.

          4.3 Fiscal Year Limitations on Grants of Awards. The following limitations shall apply to any Awards made hereunder:

     (a) No Employee may be granted during any Fiscal Year Awards consisting of Options or SARs that are exercisable for more than 1,000,000 shares of Common Stock;

     (b) No Employee may be granted during any Fiscal Year Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this subsection (b), together with the limitation set forth in subsection (a), being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and

     (c) No Employee may be granted during any Fiscal Year (1) Cash Awards or (2) Restricted Stock Unit Awards or Performance Unit Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $10,000,000.

Section 5
Administration

          5.1 Authority of the Committee; Qualifications. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee, subject to the following:

     (a) The members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock;

     (b) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and

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     (c) any Award intended to qualify for the “performance-based compensation” exception under Code Section 162(m) shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Code Section 162(m) and regulations pursuant thereto.

          5.2 Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan.

          Subject to Sections 5.4, 6.2 and 6.3 hereof, the Committee may, in its discretion,

     (a) Provide for the extension of the exercisability of an Award;

     (b) In the event of death, Disability, Change in Control, retirement, involuntary termination without cause or voluntary termination for good reason, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Section 18.3 hereof; provided, however, that no such action shall permit the term of any Option or SAR to be greater than 10 years from its Grant Date; or

     (c) Accelerate the vesting or exercisability of an Award to the extent provided for in an Employee’s employment agreement with the Company or any Subsidiary that was effective prior the Effective Date.

          5.3 Final and Binding. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

          5.4 Prohibition on Repricing of Awards. Subject to the provisions of Section 18 hereof, the Committee may not amend the terms of outstanding Award Agreements without the approval of the Company’s stockholders to

     (a) reduce the Exercise Price of any outstanding Options or SARs; or

     (b) cancel any outstanding Options or SARs in exchange for cash or other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs.

          5.5 Delegation of Authority. Subject to Nevada law, the Committee may delegate any of its authority to the Board, to any other committee of the Board or to an Authorized Officer to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act; provided that the requirements of Section 5.1 are met. Such delegation shall be made in writing specifically setting forth such delegated authority. As permitted by Nevada law, the Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan.

Section 6
Awards

          6.1 Grants. The Committee, in its absolute discretion, may grant all Awards under this Plan from time to time, provided however, that the Committee shall not have the right, without the approval of the Company’s stockholders, to

     (a) Reduce the Exercise price of an existing options;

     (b) Take any action which would be treated as a “repricing” under generally accepted accounting principles; or

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     (c) Cancel an existing option at a time when its exercise price exceeds the fair market value of the stock underlying such option in exchange for another option, a restricted stock award or other equity in the Company or cash except as provided in Section 18.

          6.2 Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in Sections 7 - 13 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

          6.3 Vesting Limitations. Except as otherwise provided below, any Stock Award, Option or Stock Appreciation Right that

     (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant; or

     (b) is a Performance Award shall have a minimum performance period of three years from the date of grant;

provided, however, that (1) the Committee may provide for earlier vesting (x) to the extent provided for in an Employee’s employment agreement with the Company or any Subsidiary that was effective prior the Effective Date and (y) upon an Employee’s termination of employment by reason of death, Disability, Change in Control, retirement, involuntary termination without cause or voluntary termination for good reason and (2) vesting of a Stock Award, Option or Stock Appreciation Right may occur incrementally over the three-year Restriction Period or three-year minimum performance period, as applicable. The foregoing notwithstanding, 550,000 of the total number of shares of Common Stock available for issuance under this Plan may be granted without regard to any minimum Restriction Period or performance period, as applicable, described in this Section 6.3.

          6.4 Payment of Awards. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

          6.5 Dividends and Dividend Equivalents. Rights to dividends will be extended to and made part of any Restricted Stock Award and Dividend Equivalents may, in the Committee’s discretion, be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or Dividend Equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals. Dividends and/or Dividend Equivalents shall not be extended to any Options or SARs.

Section 7
Options

          7.1 General. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed 10 years from the Grant Date. Options may

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not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

          7.2 Option Exercise. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may pay the exercise price by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section.

Section 8
Stock Appreciation Rights

          An Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee; provided, however, that a SAR that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 9
Restricted Stock Awards

          An Award may be in the form of a Restricted Stock Award. The terms, conditions and limitations applicable to any Restricted Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 10
Restricted Stock Unit Awards

          An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

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Section 11
Performance Unit Awards

          An Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The timing and the terms of settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee; provided, however, that a Performance Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 12
Cash Awards

          An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

Section 13
Performance Awards

          Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee.

          13.1 Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

          13.2 Qualified Performance Awards. Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the Performance Goal relates; and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.

          A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism.

     (a) Performance Goals. A Performance Goal shall include one or more of the following:

               (i) contract awards;

               (ii) backlog;

               (iii) market share;

               (iv) revenue;

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               (v) sales;

               (vi) days’ sales outstanding;

               (vii) overhead;

               (viii) other expense management;

               (ix) operating income;

               (x) operating income margin;

               (xi) earnings (including net earnings, EBT, EBIT and EBITDA);

               (xii) earnings margin;

               (xiii) earnings per share;

               (xiv) cash flow;

               (xv) working capital;

               (xvi) book value per share;

               (xvii) improvement in capital structure;

               (xviii) credit rating;

               (xix) return on stockholders’ equity;

               (xx) return on investment;

               (xxi) cash flow return on investment;

               (xxii) return on assets;

               (xxiii) total stockholder return;

               (xxiv) economic profit;

               (xxv) stock price;

               (xxvi) total contract value; or

               (xxvii) annual contract value.

     Unless otherwise stated, a Performance Goal applicable to a Qualified Performance Award need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

     (b) Interpretation; Code Requirements. In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Code Section 162(m) and Treasury Regulation § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement

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of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

          13.3 Adjustment of Performance Awards. The Committee may provide in any such Performance Award in writing in advance that the results may be adjusted to include or exclude particular factors, including but not limited to any of the following events that occur during a Performance Period:

     (a) asset write-downs;

     (b) litigation or claim judgments or settlements;

     (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

     (d) any reorganization and restructuring programs;

     (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable Fiscal Year;

     (f) acquisitions or divestitures;

     (g) foreign exchange gains and losses; and

     (h) settlement of hedging activities.

          Only Awards that are not intended to qualify as Qualified Performance Awards may be adjusted upward in the discretion of the Committee. The Committee may retain the discretion to adjust any Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Section 14
Change of Control

          Notwithstanding any other provision of this Plan to the contrary, unless (1) an Award Agreement shall specify otherwise or (2) the agreement effectuating the Change in Control provides for the assumption or substitution of Awards, upon the date of a Change in Control:

     (a) all outstanding Options that have not vested in full on or prior thereto shall be fully vested and exercisable;

     (b) all restrictions applicable to outstanding Restricted Stock shall lapse in full;

     (c) all outstanding Restricted Stock Units that have not vested in full on or prior thereto shall be fully vested;

     (d) if the Change in Control occurs during the Performance Period, all Performance Awards shall be considered earned and payable at their target value, prorated for the portion of the Performance Period that has elapsed and shall be immediately paid or settled; and

     (e) if the Change in Control occurs after the Performance Period, all Performance Awards shall, as soon as administratively practicable, be paid or settled based on the actual achievement of the applicable performance goals

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Section 15
Taxes

          The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the required minimum withholding taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

Section 16
Amendment, Modification, Suspension or Termination

          The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

          No amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that:

     (a) expands the types of Awards available under this Plan;

     (b) materially increases the number of shares of Common Stock available for Awards under this Plan;

     (c) materially expands the classes of persons eligible for Awards under this Plan;

     (d) materially extends the term of this Plan;

     (e) materially changes the method of determining the Exercise Price of Options;

     (f) deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs; or

     (g) decreases any minimum vesting requirements for any Stock Award.

Section 17
Assignability

          Unless otherwise determined by the Committee and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 17 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

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Section 18
Adjustments

          18.1 Outstanding Awards. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          18.2 Plan Adjustments

     (a) Subdivision or Consolidation. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then:

     (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4;

     (ii) the number of shares of Common Stock covered by outstanding Awards;

     (iii) the exercise price or other price in respect of such Awards;

     (iv) the appropriate Fair Market Value and other price determinations for such Awards; and

     (v) any other limitations contained within this Plan shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction.

     (b) Recapitalizations, Reorganizations, etc. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to:

     (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4;

     (ii) the number of shares of Common Stock covered by outstanding Awards;

     (iii) the exercise price or other price in respect of such Awards;

     (iv) the appropriate Fair Market Value and other price determinations for such Awards;

     (v) the Stock-Based Award Limitations; and

     (vi) any other limitations contained within this Plan;

provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

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          18.3 Award Adjustments. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, split-up, spin-off, split-off, initial public offering of the common equity of a Subsidiary, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, to:

     (a) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines, including stock of another company) for an Award or the assumption of the Award (and for awards not granted under this Plan), regardless of whether in a transaction to which Code Section 424(a) applies;

     (b) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction;

     (c) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof;

     (d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a share of Common Stock as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration or for such consideration that the Committee shall determine or as provided by the agreement effectuating an event described in this Section 18.3); or

     (e) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

          18.4 Compliance with Code Section 409A. No adjustment or substitution pursuant to this Section 18 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.

Section 19
Restrictions

          No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

Section 20
Unfunded Plan

          This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability

13

or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

Section 21
Code Section 409A

          21.1 Awards. Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

          21.2 Settlement Period. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

          21.3 Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A. The “identification date” for purposes of identifying specified employees shall be September 30 of each calendar year. Individuals identified on any identification date shall be specified employees as of January 1 of the calendar year following the year of the identification date. In determining whether or not an individual is a specified employee as of an identification date, all individuals who are nonresident aliens during the entire 12-month period ending on such identification date shall be excluded for purposes of determining which individuals will be specified employees.

Section 22
Award Termination, Forfeiture and Disgorgement

          The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be terminated or forfeited, or the Participant should be required to disgorge to the Company any gains attributable to the Award. Such circumstances may include, without limitation, the following actions by a Participant:

     (a) competing with the Company or participating in any enterprise that competes with the Company;

     (b) using or disclosing, other than as expressly authorized by the Company or a Subsidiary, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment with the Company or any Subsidiary; and

     (c) after the Participant is no longer employed by the Company or any Subsidiary:

     (i) soliciting, with respect to any of the services or products that the Company or any Subsidiary then provides to customers, any person or entity whom the Participant knows to be a customer of the Company or any Subsidiary, or whose business the Participant solicited on behalf of the Company or any Subsidiary while employed by it,

14

     (ii) soliciting or hiring any person who is then an Employee, or

     (iii) taking any action that, in the judgment of the Committee, is not in the best interests of the Company.

          Additionally, any Awards granted pursuant to this Plan shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

Section 23
Awards to Non-U.S. Employees

          Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

Section 24
Governing Law

          This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Nevada.

Section 25
Right to Continued Service or Employment

          Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

Section 26
Term

          This Plan, as approved by the Board on May 17, 2011, shall be effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board.

Section 27
Usage

          Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

Section 28
Headings

          The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

15

CSC INVESTOR RELATIONS 3170 FAIRVIEW PARK DRIVE FALLS CHURCH, VIRGINIA 22042
VOTE BY INTERNET - www.proxyvote.com
Use the Internet up until 11:59 p.m. Eastern Daylight Time on August 7, 2011 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Computer Sciences Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1.800.690.6903
To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Daylight Time on August 7, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to Computer Sciences Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: Proxy voting instructions for shares held in the Company's Matched Asset Plan must be given by 11:59 p.m. Eastern Daylight Time on August 3, 2011.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M37273-P14362	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COMPUTER SCIENCES CORPORATION

The Board of Directors recommends a vote "FOR" each of the nominees in Proposal 1, "FOR" Proposals 2, 4 and 5, and "1 year" for Proposal 3

Vote On Directors

1.	To elect ten nominees to the CSC Board of Directors

			For	Against	Abstain
Nominees:

	1a.	Irving W. Bailey, II	☐	☐	☐

	1b.	David J. Barram	☐	☐	☐

	1c.	Stephen L. Baum	☐	☐	☐

	1d.	Erik Brynjolfsson	☐	☐	☐

	1e.	Rodney F. Chase	☐	☐	☐

	1f.	Judith R. Haberkorn	☐	☐	☐

	1g.	Michael W. Laphen	☐	☐	☐

	1h.	F. Warren McFarlan	☐	☐	☐

	1i.	Chong Sup Park	☐	☐	☐

	1j.	Thomas H. Patrick	☐	☐	☐

Vote On Proposals			For	Against	Abstain

2.	Approval, by non-binding vote, of executive compensation		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

3.	Recommendation, by non-binding vote, of the frequency of holding future advisory votes on executive compensation	☐	☐	☐	☐

			For	Against	Abstain

4.	Approval of the 2011 Omnibus Incentive Plan		☐	☐	☐

5.	Ratification of the appointment of independent auditors		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE TO STOCKHOLDERS

VOTING PREVENTS ESCHEATMENT

Most states have escheatment laws which require CSC to transfer stockholder accounts when they meet that state's criteria for abandoned property. These laws require CSC to issue a replacement stock certificate to the applicable state and the certificate in the stockholder's possession is cancelled on the records of CSC's transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted CSC's Shareholder Services department or CSC's transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that CSC has your current address. If you have moved, please provide your new address to CSC's transfer agent: BNY Mellon Shareowner Services, PO Box 358015, Pittsburgh, Pennsylvania 15252-8015; telephone 800.676.0654; and Internet address: www.BNYMellon.com\shareowner\isd. Please inform BNY Mellon Shareowner Services if you have multiple accounts or hold stock under more than one name.

For additional information, the CSC Shareholder Services and automated literature request line is available at telephone 800.542.3070.

Note: CSC employees are requested to notify the CSC Service Center (telephone 877.612.2211) of any address change or their local Human Resources representative if not supported by the CSC Service Center.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M37274-P14362

COMPUTER SCIENCES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 8, 2011

       The undersigned hereby appoints MICHAEL W. LAPHEN, MICHAEL J. MANCUSO and WILLIAM L. DECKELMAN, JR., and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042, at 10:00 a.m., Eastern Daylight Time, on August 8, 2011, and at any adjournments or postponements thereof, and to consider and to vote on any other matter properly coming before the meeting.

       If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

       This card also provides voting instructions for shares, if any, held in the Company's Matched Asset Plan.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR 1) THE ELECTION OF DIRECTORS, 2)APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION, 3) RECOMMENDATION OF AN ANNUAL VOTE ON EXECUTIVE COMPENSATION, 4) APPROVAL OF 2011 OMNIBUS INCENTIVE PLAN AND 5) RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. SHARES ALLOCATED TO THIS ACCOUNT AND HELD IN THE COMPANY'S MATCHED ASSET PLAN AND NOT TIMELY VOTED WILL BE VOTED AS PROVIDED ABOVE, UNLESS THE BANK OF NEW YORK (THE TRUSTEE FOR THOSE SHARES) DETERMINES TO VOTE THOSE SHARES OTHERWISE, CONSISTENT WITH ITS OBLIGATIONS UNDER ERISA.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PROXY
If you do not timely vote by Internet, telephone or mailing your completed proxy card, or by attending the meeting and voting by ballot, these shares cannot be voted except for non-voted shares allocated to this MAP account, which will be voted as set forth above.